                         AGREEMENT AND PLAN OF MERGER

                          DATED AS OF APRIL 15, 1996

                                     AMONG

                       UNITED STATES FILTER CORPORATION

                     U.S. FILTER/ZIMPRO ACQUISITION CORP.

                    LANDEGGER ENVIRONMENTAL HOLDINGS, INC.

            JOHN HANCOCK CAPITAL GROWTH FUND II LIMITED PARTNERSHIP

           JOHN HANCOCK CAPITAL GROWTH FUND III LIMITED PARTNERSHIP

                          CARL C. LANDEGGER, TRUSTEE

                                      AND

                             BLACK CLAWSON COMPANY

                         AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS


ARTICLE I
THE MERGER; CLOSING; EFFECTIVE TIME...................................................................... - 2 -
     1.01.  The Merger................................................................................... - 2 -
     1.02.  Closing...................................................................................... - 2 -
     1.03.  Effective Time............................................................................... - 2 -
     1.04.  Tax-Free Reorganization; Pooling of Interests................................................ - 2 -
     1.05.  Liquidation of LEH........................................................................... - 3 -

ARTICLE II
ARTICLES OF INCORPORATION, BY-LAWS, DIRECTORS
AND OFFICERS OF THE SURVIVING CORPORATION................................................................ - 3 -
     2.01.  Articles of Incorporation.................................................................... - 3 -
     2.02.  By-laws...................................................................................... - 3 -
     2.03.  Directors.................................................................................... - 3 -
     2.04.  Officers..................................................................................... - 3 -

ARTICLE III
EFFECT OF THE MERGER ON CAPITAL STOCK;
EXCHANGE OF CERTIFICATES................................................................................. - 4 -
     3.01.  Manner of Converting Shares.................................................................. - 4 -
               (a)  Acquisition Shares................................................................... - 4 -
               (b)  Zimpro Shares........................................................................ - 4 -
               (c)  Exchange Ratio....................................................................... - 4 -
               (d)  USF Common Share Value............................................................... - 4 -
               (e)  USF Average Price.................................................................... - 4 -
               (f)  Specified USF Shares ("Bracket")..................................................... - 5 -
                    (i)  Within the Bracket.............................................................. - 5 -
                    (ii)  Above the Bracket.............................................................. - 5 -
                    (iii)  Below the Bracket............................................................. - 5 -
               (g)  Excess M&I Bank Debt................................................................. - 5 -
               (h)  Hancock Interest Arrearage........................................................... - 6 -
               (i)  Bringdown Adjustment................................................................. - 6 -
     3.02.  Certificates of Zimpro Shares................................................................ - 6 -
     3.03.  Delivery of Merger Consideration at Closing.................................................. - 6 -
               (a)  Escrow Deposits...................................................................... - 6 -
               (b)  Delivery to Stockholders............................................................. - 7 -
     3.04.  Dividends.................................................................................... - 7 -
     3.05.  Anti-Dilution Provisions..................................................................... - 7 -
     3.06.  Hancock Debt Repayment....................................................................... - 8 -
     3.07.  Delivery of USF Common Share Certificates After
             Closing..................................................................................... - 8 -

ARTICLE IV............................................................................................... - 8 -

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF THE LANDEGGER GROUP................................................................................... - 8 -
     5.01.  Organization................................................................................. - 9 -
     5.02.  Authorization; Enforceability................................................................ - 9 -
     5.03.  Zimpro Shares; Capitalization................................................................ - 9 -
     5.04.  Subsidiaries and Investments................................................................ - 10 -
     5.05.  Qualification............................................................................... - 10 -
     5.06.  No Violation of Laws or Agreements; Consents................................................ - 10 -
     5.07.  Financial Matters........................................................................... - 11 -
               (a)  Books and Records................................................................... - 11 -
               (b)  Financial Statements................................................................ - 11 -
               (c)  Income Statements................................................................... - 12 -
               (d)  Hancock Debt........................................................................ - 12 -
               (e)  Michigan-Tech Debt.................................................................. - 12 -
     5.08.  Undisclosed Liabilities..................................................................... - 12 -
     5.09.  No Changes.................................................................................. - 12 -
     5.10.  Tax Matters................................................................................. - 13 -
               (a)  Payment of Taxes; Returns........................................................... - 13 -
               (b)  Consents and other Special Matters.................................................. - 14 -
               (c)  Affiliated Group Matters............................................................ - 14 -
               (d)  FSC................................................................................. - 15 -
     5.11.  Inventory................................................................................... - 15 -
     5.12.  Receivables; Contract Retentions............................................................ - 15 -
               (a) Receivables.......................................................................... - 15 -
               (b)  Contract Retentions; Revenues in Excess of Billings................................. - 15 -
     5.13.  Condition of Assets; Business............................................................... - 16 -
     5.14.  No Pending Litigation or Proceedings........................................................ - 16 -
     5.15.  Contracts; Compliance....................................................................... - 16 -
               (a)  Identification...................................................................... - 16 -
               (b)  Validity and Compliance............................................................. - 17 -
               (c)  Construction Contracts.............................................................. - 17 -
     5.16.  Permits; Compliance With Law................................................................ - 17 -
     5.17.  Real Property............................................................................... - 18 -
     5.18.  Transactions With Related Parties........................................................... - 18 -
     5.19.  Directors, Officers and Employees........................................................... - 19 -
     5.20.  Labor Relations............................................................................. - 19 -
     5.21.  Products Liability; Warranties.............................................................. - 19 -
     5.22.  Insurance................................................................................... - 20 -
     5.23.  Intellectual Property Rights................................................................ - 20 -
               (a)  Identification...................................................................... - 20 -
               (b)  Validity............................................................................ - 20 -
               (c)  Infringement; Claims................................................................ - 21 -
     5.24.  Employee Benefit Matters.................................................................... - 21 -
               (a)  Benefit Plans....................................................................... - 21 -
               (b)  Controlled Group Matters............................................................ - 21 -
               (c)  Compliance.......................................................................... - 21 -
               (d)  Qualified Plans..................................................................... - 22 -

               (e)  Terminated Defined Benefit Plan..................................................... - 22 -
               (f)  Termination of Other Defined Benefit Plans.......................................... - 22 -
               (g)  Transfers of Defined Benefit Plans.................................................. - 23 -
               (h)  Zimpro 401(k) Plan.................................................................. - 23 -
               (i)  Multiemployer Plans................................................................. - 23 -
               (j)  Prohibited Transactions; Fiduciary Matters.......................................... - 23 -
               (k)  Severance; COBRA.................................................................... - 23 -
               (l)  Retiree Medical Liabilities......................................................... - 23 -
     5.25.  Environmental Matters....................................................................... - 23 -
               (a)  Compliance; Liability............................................................... - 23 -
               (b)  Treatment; Releases; CERCLIS........................................................ - 24 -
               (c)   Releases; Hazardous Substances; Tanks.............................................. - 24 -
               (d)  Filing Requirements................................................................. - 25 -
     5.26.  Customer Relations.......................................................................... - 25 -
     5.27.  Finders Fees................................................................................ - 25 -
     5.28.  Absence of Certain Payments................................................................. - 25 -
     5.29.  Disclosure.................................................................................. - 26 -

ARTICLE VI
REPRESENTATIONS AND WARRANTIES
OF THE HANCOCK FUND..................................................................................... - 26 -
     6.01.  Organization................................................................................ - 26 -
     6.02.  Authorization and Enforceability............................................................ - 26 -
     6.03.  No Violation of Laws or Agreements; Consents................................................ - 26 -
     6.04.  Zimpro Shares............................................................................... - 27 -
     6.05.  Hancock Debt................................................................................ - 27 -
     6.06.  Securities Matters.......................................................................... - 27 -

ARTICLE VII
REPRESENTATIONS AND WARRANTIES
OF THE TRUST AND BLACK CLAWSON.......................................................................... - 27 -
     7.01.  Organization................................................................................ - 27 -
     7.02.  Authorization and Enforceability............................................................ - 27 -
     7.03.  No Violation of Laws or Agreements; Consents................................................ - 28 -

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES OF USF................................................................... - 28 -
     8.01.  Organization and Good Standing.............................................................. - 28 -
     8.02.  Authorization; Enforceability............................................................... - 28 -
     8.03.  No Violation of Laws or Agreements; Consents................................................ - 28 -
     8.04.  Absence of Proceedings...................................................................... - 29 -
     8.05.  Brokerage................................................................................... - 29 -
     8.06.  Capitalization.............................................................................. - 29 -
     8.07.  SEC Filings................................................................................. - 29 -
     8.08.  Registration of Hancock Debt Repayment Shares............................................... - 29 -
     8.09.  Authorization of USF Common Shares.......................................................... - 30 -
     8.10.  Disclosure.................................................................................. - 30 -

ARTICLE IX

CERTAIN OBLIGATIONS OF
THE STOCKHOLDERS AND THE COMPANY........................................................................ - 30 -
     9.01.  Conduct of Business Pending Closing......................................................... - 30 -
               (a)  Ordinary Course; Compliance......................................................... - 30 -
               (b)  Transactions........................................................................ - 30 -
               (c)  Access, Information and Documents................................................... - 31 -
     9.02.  Confidentiality Agreements.................................................................. - 31 -
     9.03.  Monthly Financial Statements................................................................ - 31 -
     9.04.  Acquisition Proposals....................................................................... - 32 -
     9.05.  Notification of Certain Matters............................................................. - 32 -
     9.06.  Pooling of Interests........................................................................ - 32 -
     9.07.  Fulfillment of Agreements; Required Authorizations.......................................... - 32 -
     9.08.  The HSR Act................................................................................. - 33 -
     9.09.  Publicity................................................................................... - 33 -
     9.10.  Affiliate Agreements........................................................................ - 33 -
               (a)  Zimpro Affiliate Pooling Agreements................................................. - 33 -
               (b)  USF Affiliate Pooling Agreements.................................................... - 34 -
               (c)  Rule 145 Restrictions............................................................... - 34 -
     9.11.  Certain Trust Agreements.................................................................... - 34 -
     9.12.  Performance Bonds........................................................................... - 34 -
     9.13.  Zimpro 401(k) Plan.......................................................................... - 34 -

ARTICLE X
CONDITIONS TO CLOSING; TERMINATION...................................................................... - 35 -
     10.01.  Conditions Precedent to Obligations of USF................................................. - 35 -
               (a)  Bringdown of Representations and Warranties......................................... - 35 -
               (b)  Bringdown of Covenants.............................................................. - 35 -
               (c)  Litigation.......................................................................... - 35 -
               (d)  No Changes or Destruction of Assets................................................. - 35 -
               (e)  Closing Certificate and Documents................................................... - 35 -
               (f)  Transfer Agreement.................................................................. - 36 -
               (g)  Indemnity Escrow Agreements......................................................... - 36 -
               (h)  Required Authorizations............................................................. - 36 -
               (i)  Resignation of Officers and Directors............................................... - 36 -
               (j)  Pooling of Interests................................................................ - 36 -
               (k)  Affiliate Agreements................................................................ - 36 -
               (l)  Termination Agreements.............................................................. - 36 -
               (m)  Private Placement................................................................... - 37 -
               (n)  Audited 12-31-95 Balance Sheet...................................................... - 37 -
               (o)  Preclosing of M&I Bank Debt Repayment............................................... - 37 -
               (p)  Certain Subsidiaries................................................................ - 37 -
               (q)  Title Insurance; Survey............................................................. - 37 -
               (r)  Listing of USF Common Shares........................................................ - 37 -
               (s)  [not used].......................................................................... - 37 -
               (t)  Severance and Other Issues.......................................................... - 37 -
               (u)  Third Party Indebtedness............................................................ - 37 -
               (v)  Return of Hancock Debt Instruments and Releases..................................... - 38 -
     10.02.  Conditions Precedent to the Obligations of the

               Stockholders............................................................................. - 38 -
               (a)  Bringdown of Representations and Warranties; Covenants.............................. - 38 -
               (b)  Litigation.......................................................................... - 38 -
               (c)  Closing Certificate................................................................. - 38 -
               (d)  Transfer Agreement.................................................................. - 39 -
               (e)  Required Authorizations............................................................. - 39 -
               (f)  No Change or Destruction of Assets.................................................. - 39 -
               (g)  [not used].......................................................................... - 39 -
     10.03.  Deliveries and Proceedings at Closing...................................................... - 39 -
               (a)  Deliveries by the Stockholders...................................................... - 39 -
               (b)  Deliveries by USF................................................................... - 40 -
               (c)  Deliveries to the Hancock Fund...................................................... - 41 -
     10.04.  Termination; Effect of Termination; Special Circumstances.................................. - 41 -
               (a)  Termination......................................................................... - 41 -
               (b)  Effect of Termination............................................................... - 41 -
               (c)  Special Circumstances............................................................... - 42 -
                    (i)  Failure of Bringdown Not Having Material Effect................................ - 42 -
                    (ii)  Failure of Bringdown Having Material Effect - Merger Consideration
                           Reduction.................................................................... - 42 -
                    (iii)  Failure of Bringdown Having Material Effect - Walk-Away Right................ - 42 -

ARTICLE XI
CERTAIN ADDITIONAL AGREEMENTS........................................................................... - 43 -
     11.01.  Costs and Expenses......................................................................... - 43 -
     11.02.  Covenant Not to Compete.................................................................... - 43 -
               (a)  Covenant............................................................................ - 43 -
               (b)  Enforcement......................................................................... - 43 -

ARTICLE XII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES
INDEMNIFICATION......................................................................................... - 44 -
     12.01.  Survival of Representations................................................................ - 44 -
     12.02.  Indemnification by the Stockholders........................................................ - 44 -
               (a)  Closing Occurs - Breach of Representations and Warranties........................... - 44 -
               (b)  Closing Occurs - Contract Claims.................................................... - 44 -
               (c)  Closing Occurs - Other; Special Escrow Fund; Exclusive Remedy....................... - 45 -
               (d)  Closing Not Occur................................................................... - 45 -
     12.03.  Indemnification by USF..................................................................... - 46 -
               (a)  Closing Occurs...................................................................... - 46 -
               (b)  Closing Not Occur................................................................... - 46 -
     12.04.  Limitation on Indemnification; Form of Payment............................................. - 46 -
     12.05.  General Indemnity Escrow................................................................... - 47 -
               (a)  General Escrow Shares; General Escrow Fund;

                   Exclusive Remedy..................................................................... - 47 -
               (b)  Alternate Escrow Agent.............................................................. - 47 -
     12.06.  Notice of Claims........................................................................... - 47 -
     12.07.  Third Party Claims......................................................................... - 48 -
     12.08.  Fees and Expenses.......................................................................... - 48 -
     12.09.  Fraud; Willful Breach...................................................................... - 48 -
     12.10.  Assignment of Merger Consideration......................................................... - 48 -
     12.11.  Hancock Representative..................................................................... - 49 -

ARTICLE XIII
MISCELLANEOUS........................................................................................... - 49 -
     13.01.  Construction............................................................................... - 49 -
     13.02.  Notices.................................................................................... - 49 -
     13.03.  Currency................................................................................... - 51 -
     13.04.  Risk of Loss............................................................................... - 51 -
     13.05.  Assignment; Governing Law.................................................................. - 51 -
     13.06.  Amendment and Waiver; Cumulative Effect.................................................... - 52 -
     13.07.  Entire Agreement; No Third Party Beneficiaries............................................. - 52 -
     13.08.  Severability............................................................................... - 52 -

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

   This is an Agreement and Plan of Merger ("Agreement") dated as of April 15, 1996, by and among United States Filter Corporation, a Delaware corporation ("USF"); U.S. Filter/Zimpro Acquisition Corp., a Wisconsin corporation ("Acquisition"); Zimpro Environmental, Inc., a Wisconsin corporation
Landegger Environmental Holdings, Inc., a Delaware corporation
("LEH"); John Hancock Capital Growth Management, Inc., in its capacity as general partner of Capital Growth Partners Limited Partnership, the general partner of John Hancock Capital Growth Fund II Limited Partnership for the benefit of its Class B Limited Partners ("Hancock Fund IIB"), and as general partner of Gramercy Hill Partners Limited Partnership, the general partner of John Hancock Capital Growth Fund III Limited Partnership ("Hancock Fund III"); Carl C. Landegger, as trustee under the Agreement dated as of September 12, 1990 creating the 1990 Family Trust, an inter vivos trust formed under the laws of the State of New York (the "Trust"); and The Black Clawson Company, an Ohio corporation ("Black Clawson").

   USF owns all of the issued and outstanding shares of capital stock of Acquisition. LEH, Hancock Fund IIB and Hancock Fund III collectively own all of the issued and outstanding shares of capital stock of Zimpro. The Trust and Black Clawson collectively own all of the issued and outstanding shares of capital stock of LEH. The Boards of Directors of each of Acquisition and Zimpro have determined that a business combination of Acquisition and Zimpro is in the best interests of their respective companies and the Stockholders and, accordingly, have approved the Merger provided for in Section 1.01, upon the
                                                      ------------
terms and subject to the conditions set forth below. The shares of capital stock of Zimpro constitute all of the assets of LEH.

   For convenience of reference, Zimpro and the entities identified in Schedule
                                                                       --------
5.04 are sometimes collectively referred to herein as the "Companies" and
- ----
individually as the "Company", and each reference to the "Company" shall mean each of Zimpro and such entities identified in Schedule 5.04; Hancock Fund IIB
                                               -------------
and Hancock Fund III are sometimes collectively referred to herein as the "Hancock Fund"; LEH and the Hancock Fund are sometimes collectively referred to herein as the "Stockholders"; LEH, Black Clawson and the Trust are sometimes collectively referred to herein as the "Landegger Group"; and the Landegger Group and the Hancock Fund are sometimes collectively referred to herein as the "Seller Group".

   For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), as to both Zimpro and LEH, and for financial accounting purposes it is intended that the Merger shall be accounted for as a "pooling of interests".

   In consideration of the mutual promises, covenants and agreements contained herein, and intending to be legally bound hereby, USF, Acquisition, the Seller Group and Zimpro agree as follows:

                                   ARTICLE I
                      THE MERGER; CLOSING; EFFECTIVE TIME
                      -----------------------------------

   1.01.  THE MERGER.  Upon the terms and subject to the conditions of this
          ----------
Agreement, at the Effective Time (as defined in Section 1.03), Acquisition shall
                                                ------------
merge with and into Zimpro, and the separate corporate existence of Acquisition shall thereupon cease (the "Merger"). Zimpro shall be the surviving corporation to the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Wisconsin, and the separate corporate existence of Zimpro with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Wisconsin Business Corporation Law (the "WBCL") and this Agreement. Attached as Exhibit A is the
                                                              ---------
Plan of Merger pursuant to which the Merger shall be effected under the WBCL as required by the WBCL.

   1.02.  CLOSING.  The closing of the Merger (the "Closing") shall take
          -------
place at 10:00, local time, at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania 15222-2312, on (i) May 31, 1996,
(ii) if the conditions set forth in Article X shall not have been satisfied by
                                    ---------
May 31, 1996, then within 5 business days after satisfaction or waiver of all such conditions, but in no event shall a Closing under this clause (ii) occur after July 31, 1996, or (iii) at such other time, date or place as the parties hereto mutually agree. The date of Closing is referred to herein as the "Closing Date".

   1.03.  EFFECTIVE TIME.  Prior to the Closing Date, and provided
          --------------
that this Agreement has not been terminated and abandoned pursuant to Section
                                                                      -------
10.04, Zimpro and Acquisition shall each execute the Articles of Merger in the
- -----
form attached as Exhibit B (the "Articles of Merger").  Such Articles of Merger
                 ---------
shall be filed with the Secretary of State of the State of Wisconsin simultaneously with the Closing. The Merger shall become effective at such time as the Articles of Merger shall have been duly filed with the Secretary of State of the State of Wisconsin, and such time is referred to herein as the "Effective Time".

   1.04.  TAX-FREE REORGANIZATION; POOLING OF INTERESTS.  The Merger is
          ---------------------------------------------
intended to be a reorganization within the meaning of Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(E) of the Code and to be accounted for as a pooling of interests for financial accounting purposes pursuant to Opinion No. 16 of the Accounting Principles Board. The Merger will be followed immediately by a liquidation of LEH, which, taken together, are intended to be a reorganization within the meaning of Section 368(a)(i)(c) of the Code as to LEH. The shares of Common Stock, $.01 par value per share, of USF (the "USF Common Shares") to be issued pursuant to the Merger will be issued solely in exchange for Zimpro capital stock, and no agreement contained herein or contemplated hereby represents, provides for, or is intended to be consideration for Zimpro capital stock. The parties hereto shall take all steps prior to Closing necessary to ensure that the Merger is treated for federal income tax purposes and for financial accounting purposes as set forth in this Section, so long as such steps are not in any material respect inconsistent with the economics of the transactions contemplated by this Agreement.

   1.05.  LIQUIDATION OF LEH.  The parties hereto acknowledge that,
          ------------------
immediately after the Effective Time, LEH shall be liquidated and the assets and liabilities of LEH shall be transferred to Black Clawson and the Trust. The merger and liquidation of LEH taken together are intended to be a reorganization of LEH within the meaning of Section 368(a)(i)(c) of the Code. Without any action of the parties hereto, the parties hereto acknowledge and agree that the rights and obligations of LEH hereunder shall be assigned to and assumed by the Trust and Black Clawson immediately after the Effective Time. Black Clawson and the Trust hereby jointly and severally assume any and all rights and obligations of LEH hereunder, effective immediately after the Effective Time. References herein to "LEH" (including any reference to LEH as a "Stockholder") shall mean, after the Effective Time, Black Clawson and the Trust. Any notice after the Effective Time required to be given by or to LEH shall be deemed to have been satisfied if given by or to the Trust. The right of LEH to receive its proportionate share of the Merger Consideration (as defined in Section 3.01(b))
                                                               ---------------
shall be deemed to have been assigned to Black Clawson and the Trust as follows:
172,561 USF Common Shares to Black Clawson and 208,747 USF Common Shares to the Trust (such amounts determined without reference to any Merger Consideration Adjustment (as defined in Section 3.01(c)) and shall be subject to adjustment as
                          ---------------
a result of any Merger Consideration Adjustment). For convenience of the parties, any shares representing Merger Consideration otherwise issuable to LEH pursuant to the Merger may be registered in the names of Black Clawson and the Trust in the amounts contemplated by this Section.

                                  ARTICLE II
                 ARTICLES OF INCORPORATION, BY-LAWS, DIRECTORS
                   AND OFFICERS OF THE SURVIVING CORPORATION
                   -----------------------------------------

   2.01.  ARTICLES OF INCORPORATION.  The Articles of Incorporation of
          -------------------------
Acquisition in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation at the Effective Time until duly amended further in accordance with the terms thereof and the WBCL.

   2.02.  BY-LAWS.  The By-laws of Acquisition in effect immediately prior to
          -------
the Effective Time shall be the By-Laws of the Surviving Corporation at the Effective Time until duly amended further in accordance with the terms thereof, the Articles of Incorporation of the Surviving Corporation and the WBCL.

   2.03.  DIRECTORS.  The directors of Acquisition immediately prior to the
          ---------
Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time to serve until their respective successors shall have been duly elected and qualified in the manner provided in the Articles of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by law.

   2.04.  OFFICERS.  The officers of Acquisition immediately prior to the
          --------
Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time and until their respective successors shall have been duly elected and qualified in the manner provided in the Articles of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III
                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES
                            ------------------------

   3.01.  MANNER OF CONVERTING SHARES.  At the Effective Time, each of the
          ---------------------------
following transactions shall be deemed to occur simultaneously:

   (a)  ACQUISITION SHARES.  By virtue of the Merger and without any action
        ------------------
on the part of USF or Acquisition, each then issued and outstanding share, and each share then held in the treasury, of Common Stock of Acquisition shall automatically be converted into one share of Common Stock, par value $.01 per share, of the Surviving Corporation.

   (b)  ZIMPRO SHARES.  By virtue of the Merger and without any action on the
        -------------
part of the Stockholders or Zimpro, (i) the shares of Common Stock, $.01 par value per share, of Zimpro ("Zimpro Common Shares") issued and outstanding at the Effective Time shall be canceled, and the holders thereof shall be entitled to receive, for each Zimpro Common Share, one USF Common Share times the Exchange Ratio; (ii) the shares of Series A Preferred Stock, $1.00 par value per share, of Zimpro ("Zimpro Preferred Shares") issued and outstanding at the Effective Time shall be canceled, and the holders thereof shall be entitled to receive, for each Zimpro Preferred Share, one USF Common Share times the Exchange Ratio; and (iii) the Zimpro Common Shares and Zimpro Preferred Shares (collectively, the "Zimpro Shares") held in the treasury of Zimpro at the Effective Time shall be canceled. The aggregate USF Common Shares to be issued by USF to the Stockholders pursuant to this Section 3.01(b) are sometimes
                                            ---------------
referred to herein as the "Merger Consideration".

   (c)  EXCHANGE RATIO.  The Exchange Ratio shall equal the quotient
        --------------
obtained by dividing (i) a numerator equal to the Specified USF Shares (defined in clause (f) below) minus (A) the Excess M&I Bank Debt (defined in clause (g) below), if any, minus (B) the Hancock Interest Arrearage (defined in clause (h) below), if any, minus (C) the Bringdown Adjustment (defined in clause (i) below), if any, by (ii) a denominator of 50,000.

   (d)  USF COMMON SHARE VALUE.  The per share value of the USF Common Shares
        ----------------------
delivered as Merger Consideration hereunder is referred to herein as the "USF Common Share Value". The USF Common Share Value shall be equal to $26.75 per share if the USF Average Price is equal to or less than the Upper Bracket Amount (defined in clause (f) below) but also equal to or greater than the Lower Bracket Amount (defined in clause (f) below). The USF Common Share Value shall be equal to $29.00 per share if the USF Average Price is above the Upper Bracket Amount. The USF Common Share Value shall be equal to $24.50 per share if the USF Average Price is below the Lower Bracket Amount.

   (e)  USF AVERAGE PRICE.  The "USF Average Price" shall equal the average
        -----------------
of the closing prices for USF Common Shares as reported by the New York Stock Exchange for the 20 consecutive trading days ending on the fifth to trading day immediately preceding the Closing Date. The USF Average Price shall be rounded to the nearest eighth of a point.

   (f)  SPECIFIED USF SHARES ("BRACKET").
        --------------------------------

          (i)  WITHIN THE BRACKET.  If the USF Average Price
               ------------------
   is equal to or less than $29.00 per share (the "Upper Bracket Amount") but also equal to or greater than $24.50 per share (the "Lower Bracket Amount"), then the "Specified USF Shares" shall be 635,514.

          (ii)  ABOVE THE BRACKET.  If the USF Average Price is above the
                -----------------
   Upper Bracket Amount, then the "Specified USF Shares" shall equal the quotient obtained by dividing (i) a numerator equal to 635,514 times $29, by
   (ii) a denominator equal to the USF Average Price.

          (iii)  BELOW THE BRACKET.  If the USF Average Price is below the
                 -----------------
   Lower Bracket Amount, then the "Specified USF Shares" shall equal the quotient obtained by dividing (i) a numerator equal to 635,514 times $24.50, by (ii) a denominator equal to the USF Average Price.

   By way of example:

          (A) if there shall be no Excess M&I Bank Debt, Hancock Interest Arrearage, or Bringdown Adjustment (individually or collectively, a "Merger Consideration Adjustment") and the USF Average Price is equal to or greater than $24.50 per share but also equal to or less than $29.00 per share, the Exchange Ratio shall equal 12.71028, representing 635,514 USF Common Shares divided by 50,000 Zimpro Shares;

          (B) if there shall be no Merger Consideration Adjustment and the USF Average Price is $30.00 per share, the Exchange Ratio shall equal 12.2866, representing 614,330 USF Common Shares divided by 50,000 Zimpro Shares; and

          (C) if there shall be no Merger Consideration Adjustment and the USF Average Price is $24.00 per share, the Exchange Ratio shall equal 12.97506, representing 648,753 USF Common Shares divided by 50,000 Zimpro Shares.

   (g)  EXCESS M&I BANK DEBT.  If Zimpro's aggregate outstanding
        --------------------
indebtedness (principal plus interest, but not reimbursement obligations with respect to letters of credit that have not been drawn down) due to M&I Bank (as defined in Section 5.06) as of the Closing Date (the "Closing M&I Debt Balance")
           ------------
exceeds $1,800,000 and USF nevertheless Closes, then there shall be "Excess M&I Bank Debt" for purposes of Section 3.01(c) equal to the quotient obtained by
                           ---------------
dividing (i) a numerator equal to the excess of the Closing M&I Debt Balance over $1,800,000, by (ii) a denominator equal to the USF Common Share Value. If Closing M&I Debt Balance is equal to or less than $1,800,000, there shall be no Excess M&I Bank Debt for purposes of Section 3.01(c). In computing the Excess
                                        ---------------
M&I Bank Debt, references to currency shall be ignored.

   (h)  HANCOCK INTEREST ARREARAGE.  If all outstanding interest (and
        --------------------------
penalties) on the Hancock Debt (as defined in Section 3.06) accrued as of March
                                              ------------
31, 1996 is not paid in full prior to the Closing Date, then there shall be "Hancock Interest Arrearage" for purposes of Section 3.01(c) equal to the
                                             ---------------
quotient obtained by dividing (i) a numerator equal to the amount of such unpaid interest by (ii) a denominator equal to the USF Common Share Value. If all outstanding interest on the Hancock Debt accrued as of March 31, 1996 is paid in full prior to the Closing Date, then there shall be no Hancock Interest Arrearage for purposes of Section 3.01(c). In computing the Hancock Interest
                          ---------------
Arrearage, references to currency shall be ignored.

   (i)  BRINGDOWN ADJUSTMENT.  If there shall be a "Bringdown Adjustment"
        --------------------
pursuant to the terms of Section 10.04(c)(ii), then the "Bringdown Adjustment"
                         --------------------
for purposes of Section 3.01(c) shall equal to the quotient obtained by dividing
                ---------------
(i) a numerator equal to the Bringdown Adjustment Amount (as defined in Section
                                                                        -------
10.04(c)(ii)) by (ii) a denominator equal to the USF Common Share Value.  In
- ------------
computing the Bringdown Adjustment, references to currency shall be ignored.

   3.02.  CERTIFICATES OF ZIMPRO SHARES.  Until surrendered in
          -----------------------------
accordance with the provisions of Section 3.03, the certificate or certificates
                                  ------------
that, immediately prior to the Effective Time, represented issued and outstanding Zimpro Shares registered in the names of the Stockholders shall, at the Effective Time, represent for all purposes the right to receive, subject to
Section 3.03, the Merger Consideration.  Without limiting the foregoing, any
- ------------
liquidation preference or other right granted to the holders of the Zimpro Preferred Shares in Zimpro's Articles of Incorporation, other than the right to vote such shares and receive dividends accrued through the Effective Time, are hereby waived and shall be of no further force and effect after the Effective Time. As promptly as practicable at or after the Effective Time, the Surviving Corporation shall make available to each of Black Clawson and the Trust, as assignees of LEH, and to the Hancock Fund a form letter of transmittal and instructions for use in surrendering certificates of Zimpro Shares for payment thereof. After the date hereof, no Zimpro Shares shall be transferred to any person for any reason. Except as provided in Section 1.05, after the Effective
                                              ------------
Time, no certificates formerly representing Zimpro Shares shall be transferred to any person (which, as used herein, includes any governmental body) for any reason.

   3.03.  DELIVERY OF MERGER CONSIDERATION AT CLOSING.
          -------------------------------------------

   (a)  ESCROW DEPOSITS.  At the Effective Time, USF shall deposit with the
        ---------------
Escrow Agent (as such term is defined in Section 12.05) a certificate or
                                         -------------
certificates on behalf of each of the Stockholders (and the Seller Group, by the approval of the Merger, shall be deemed to have authorized and directed USF to make such deposit on their behalf) representing that number of USF Common Shares to be issued to each such person as is set forth opposite each such person's name on Schedule 3.03(a) hereto, constituting in the aggregate ten percent (10%)
        ----------------
of the Merger Consideration (collectively, the "General Escrow Shares") to be held pursuant to the General Indemnity Escrow Agreement (as such term is defined in Section 10.01(g)). At the Effective Time, USF shall also deposit with the
   ----------------
Escrow Agent the Special Escrow Shares (as such term is defined in Section
                                                                   -------
12.02(c)) to be held pursuant to the Special Indemnity Escrow Agreement (as such
- --------
term is defined in Section 12.02(c)) in accordance with Section 12.02(c).
                   ----------------                     ----------------
Simultaneously with the delivery of the General Escrow Shares and the Special Escrow Shares, Black Clawson, the Trust, and the Hancock Fund shall deliver to the Escrow Agent such number of stock powers, duly executed in blank, as USF and the Escrow Agent shall request in order to effect any transfers of the General Escrow Shares and the Special Escrow Shares pursuant to the terms of the General Indemnity Escrow Agreement and the Special Indemnity Escrow Agreement. The registered address of the holders of the General Escrow Shares and the Special Escrow Shares shall be the address of the Escrow Agent. The General Escrow Shares shall be subject to USF's claims of indemnification to the extent and in the manner provided in the applicable provisions of Article XII and the General
                                                    -----------
Indemnity Escrow Agreement. The Special Escrow Shares shall be subject to USF's claims of indemnification to the extent and in the manner provided in Section
                                                                      -------
12.02(c) and the Special Indemnity Escrow Agreement.
- --------

   (b)  DELIVERY TO STOCKHOLDERS.  Upon surrender to the Surviving
        ------------------------
Corporation of a certificate or certificates that at the Effective Time represented issued and outstanding Zimpro Shares registered in the names of the Stockholders (or their assignee), together with a duly executed letter of transmittal for each Stockholder (or its assignee) and a duly executed Transfer and Registration Rights Agreement in the form of Exhibit C (the "Transfer
                                                 ---------
Agreement") for Black Clawson, the Trust and the Hancock Fund, USF shall promptly issue and deliver to Black Clawson, the Trust and the Hancock Fund the Merger Consideration (other than the General Escrow Shares and the Special Escrow Shares) to which the Stockholders shall be entitled pursuant to

Section 3.01(b).
- ---------------

   3.04.  DIVIDENDS.  All dividends, other than accrued dividends on
          ---------
the Zimpro Preferred Shares through the Closing Date which shall be paid to the Hancock Fund in cash on the Closing Date, on or with respect to any Zimpro Shares declared at any time prior to the Effective Time and remaining unpaid at the Effective Time and all other Securities Rights (as defined in Section 5.03)
                                                                  ------------
relating to the Zimpro Shares or other shares of capital stock of Zimpro shall be deemed to have been canceled at the Effective Time.

   3.05.  ANTI-DILUTION PROVISIONS.  If between the date hereof and the
          ------------------------
Effective Time the issued and outstanding USF Common Shares shall have been changed into a different number of shares as a result of a stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar transaction (a "Stock Adjustment Event") with a record or effective date within such period, the Merger Consideration and the Hancock Debt Repayment Shares (as defined below) shall be adjusted proportionately. If after the Effective Time the issued and outstanding USF Common Shares shall have been changed into a different number of shares as a result of a Stock Adjustment Event with a record or effective date after the Effective Time, the USF Common Share Value shall be adjusted proportionately effective as of the record or other effective date of such Stock Adjustment Event.

   3.06.  HANCOCK DEBT REPAYMENT.  Immediately after the Effective Time, on
          ----------------------
the Closing Date, the Surviving Corporation shall deliver to the Hancock Fund
(i) $1 million in immediately available federal funds by wire transfer and (ii) that number of USF Common Shares (such shares referred to herein as, the "Hancock Debt Repayment Shares") equal to the quotient obtained by dividing (A) a numerator equal to the amount of the aggregate unpaid principal and interest (including penalties) indebtedness due by Zimpro to the Hancock Fund (the "Hancock Debt") as of the Closing Date minus $1 million by (B) a denominator equal to the USF Common Share Value. Delivery of funds as described in (i) above and the Hancock Debt Repayment Shares shall constitute payment in full of the Hancock Debt, including discharge of any prepayment penalty or charge related thereto. The Hancock Fund shall, simultaneously with the delivery of funds as described in (i) above and certificates representing the Hancock Debt Repayment Shares, deliver to Zimpro all outstanding promissory debt instruments evidencing the Hancock Debt marked "cancelled", and Hancock shall deliver releases of any and all Encumbrances it shall have against the Company. The Hancock Debt Repayment Shares shall be entitled to the benefits of the Share Disposition

Agreement substantially in the form of Exhibit D.  The Hancock Debt
                                       ---------
Repayment Shares shall be registered pursuant to a certain registration statement filed by USF on October 6, 1995 with the Securities Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended, on Form S-4, as amended, and declared effective by the SEC on November 27, 1995 (the "S-4 Shelf Registration Statement"; a copy of the related definitive prospectus having been delivered to the Hancock Fund).

   3.07.  DELIVERY OF USF COMMON SHARE CERTIFICATES AFTER CLOSING.
          -------------------------------------------------------
Notwithstanding anything else herein to the contrary, if computation of the Exchange Ratio is not definitively completed on or prior to the date seven business days prior to the Closing Date, then the USF Common Share certificates representing Merger Consideration which will be prepared by USF's exchange agent may be delivered by USF up to seven business days after the Closing Date.

                                  ARTICLE IV
                                  [not used]

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                             OF THE LANDEGGER GROUP
                             ----------------------

   As an inducement to USF and Acquisition to enter into this Agreement and consummate the Merger and the other transactions contemplated hereby, the Landegger Group represents and warrants to USF and Acquisition the matters set forth in this Article V; provided, however, that the sole and exclusive remedy
              ---------  --------  -------
for any breach or inaccuracy of any representation or warranty set forth in this
Article V shall be a claim against the General Escrow Fund pursuant to Section
- ---------                                                              -------
12.02(a) and as provided in Sections 12.04 and 12.05(a). For purposes of this
- --------                    ---------------------------
Agreement, "Representative" means Carl C. Landegger, Ronald P. Malaya, Gary M. Stroyny and George P. Anderson, and "Representatives' knowledge" means the actual knowledge of each Representative after due investigation and the knowledge that such Representative should have possessed, considering the Representative's position or interest in the Company, or both, had a reasonably prudent person been in such position and made due investigation of the matter at hand. Due investigation includes obtaining advice of subordinates and of competent experts in areas where advise of experts is customarily sought, including advice in connection with legal, tax, accounting and engineering matters.

   5.01.  ORGANIZATION.  The Company is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the jurisdiction of formation, and has the power and authority to own or lease its properties and conduct its business. Each of Zimpro and LEH has the power and authority to enter into this Agreement and all other agreements contemplated hereby (the "Other Agreements") to which it is a party and perform its obligations hereunder and thereunder. Copies of all Governing Documents of the Company in effect on the date hereof and minute books and stock transfer ledgers of the Company have been delivered to USF and are correct and complete. The minute books of the Company record all formal action taken by its stockholders, board of directors and committees thereof. Such Governing Documents are in full force and effect, and such stock transfer ledgers accurately reflect all transfers of shares of capital stock of the Company to date. For purposes of this Agreement, "Governing Documents" means, with respect to any person who is not a natural person, the certificate or articles of incorporation, by-laws, deed of trust, formation or governing agreement and other charter documents or organization or Governing Documents or instruments of such person.

   5.02.  AUTHORIZATION; ENFORCEABILITY.  This Agreement has been duly
          -----------------------------
executed and delivered by and constitutes, and each Other Agreement to which each of Zimpro and LEH is or is to become a party, when executed and delivered by Zimpro and LEH shall constitute, the legal, valid and binding obligation of Zimpro and LEH, enforceable against each of them in accordance with their terms. All actions contemplated by this Section have been duly and validly authorized by all necessary proceedings on the part of Zimpro and LEH. Without limiting the foregoing, the Merger has been approved by the Board of Directors of Zimpro and LEH and by LEH, qua stockholder of Zimpro, in accordance with the WBCL.
                    ---

   5.03.  ZIMPRO SHARES; CAPITALIZATION.  The authorized capital stock of
          -----------------------------
Zimpro consists solely of the Zimpro Shares, of which 30,000 Zimpro Common Shares are issued and outstanding and 20,000 Zimpro Preferred Shares are issued and outstanding. All of the Zimpro Common Shares are owned of record legally, beneficially and exclusively by LEH. Except for this Agreement, the Zimpro Shares are free and clear of any and all liens, security interests, restrictions and encumbrances of any kind whatsoever ("Encumbrances"). The are no accrued but unpaid dividends with respect to the Zimpro Common Shares. The Zimpro Preferred Shares will have accrued but unpaid dividends equal to $40,000 as of March 31, 1996. Except for this Agreement, the terms of the Zimpro Preferred Shares expressly set forth in the Articles of Incorporation of Zimpro, and other agreements that will be terminated without liability to the Surviving Corporation on or before Closing, there exist no Securities Rights with respect to the Zimpro Shares. All of the Zimpro Shares are validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal, foreign and state securities or "blue sky" laws and regulations. For purposes of this Agreement, "Securities Rights" means, with respect to any securities, any options, warrants, subscription rights, other rights, proxies, puts, calls, demands, plans, commitments, agreements, understandings or arrangements of any kind relating to such securities, any other securities of the issuer of such securities (whether issued or unissued) or any other securities convertible into or exchangeable for any such securities or rights. "Securities Rights" includes rights relating to the issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's Governing Documents and by agreement.

   5.04.  SUBSIDIARIES AND INVESTMENTS.  Except as provided in Schedule 5.04,
          ----------------------------                         -------------
the Company does not own, nor has it ever owned, any shares of capital stock of or equity interest in any Subsidiary or other entity. Schedule 5.04 sets forth
                                                       -------------
with respect to each Subsidiary (i) the name, (ii) the jurisdiction of its organization, (iii) the number of its authorized shares or other equity interests, (iv) the number of its outstanding shares or other equity interests, and (v) the name of the owner and the number and percentage of outstanding shares or other equity interests of each Subsidiary owned of record and, if different, owned beneficially by the Company and any other person. All of the outstanding capital stock or other equity interests of each of the Subsidiaries (the "Subsidiary Interests") are validly issued, fully paid and nonassessable and none of such capital stock or other equity interests are subject to any Securities Rights. The Company and the Subsidiaries have good and marketable title to the Subsidiary Interests shown on Schedule 5.04 as being owned by each
                                           -------------
of them, free and clear of all Encumbrances. All rights and powers to vote the Subsidiary Interests so shown are held exclusively by the Company or the Subsidiaries, as the case may be. Each Subsidiary has the corporate power and authority to own or lease its properties and to carry on its business as now conducted. For purposes of this Agreement, "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

   5.05.  QUALIFICATION.  The Company is duly qualified and in good standing
          -------------
as a foreign corporation and is duly authorized to transact business in each jurisdiction wherein the character of the properties owned or leased by it or the nature of activities conducted by it make such qualification and good standing necessary, except in those jurisdictions where the failure to be so qualified and in good standing would not have a material adverse effect on the Company.  Schedule 5.05
                                                          -------------
identifies each such jurisdiction and each foreign country in which the Company has a presence and also describes the Company's operations in such foreign countries.

   5.06.  NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS.  Assuming receipt of
          --------------------------------------------
the consents referred to in Schedule 5.06 and the consent of M&I Bank, none of
                            -------------
the execution and delivery of this Agreement or any Other Agreement to which Zimpro or LEH are or are to become a party, the consummation of the Merger and the other transactions contemplated hereby or thereby or the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by Zimpro or LEH will: (i) contravene any provision of the organization documents of the Company, (ii) subject to the approval of M&I Marshall & Ilsley Bank ("M&I Bank"), conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other person the right to cause such a termination of or loss under, any asset of the Company, including any Permit, Intellectual Property Right, license, franchise, indenture, mortgage or any other contract, agreement, instrument to which the Company is a party or by which any of its assets may be bound or affected, (iii) result in the creation, maturation or acceleration of any liability or obligation of the Company (or give to any other person the right to cause such creation, maturation or acceleration), (iv) violate any Law (as defined in Section 5.16) or violate any judgment or order of any
               ------------
governmental body to which the Company is subject or by which any of its assets may be bound or affected, (v) result in the creation or imposition of any Encumbrance upon any of the Zimpro Shares or the Subsidiary Interests (all such shares and interests referred to herein collectively as the "Company Shares") or any assets of the Company, including any Permit, Intellectual Property Right or contract right, or give to any other person any interest or right therein.
No consent, approval or authorization of, or registration or filing with, any person is required in connection with the execution and delivery by LEH or Zimpro of this Agreement or any of the Other Agreements to which either or all of them are or are to become parties pursuant to the provisions hereof or the consummation of the transactions contemplated hereby and thereby by the LEH or Zimpro, subject to (A) the filing of the Articles of Merger with the Secretary of State of the State of Wisconsin, (B) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements

Act, as amended (the "HSR Act"), (C) the approval of M&I Bank in connection with Zimpro's credit facility with M&I Bank, and (D) the consents referred to in
Schedule 5.06.
- -------------

   5.07.  FINANCIAL MATTERS.
          -----------------

   (a)  BOOKS AND RECORDS.  The books of account and related records of the
        -----------------
Company reflect its assets, liabilities, revenues, expenses and other transactions.

   (b)  FINANCIAL STATEMENTS.  Attached as Exhibit E are the audited
        --------------------               ---------
consolidated and consolidating balance sheets, income statements and statements of cash flows for the Company at December 31, 1992, December 31, 1993 and December 31, 1994 and for the years then ended (the "Audited Financial Statements"), and previously delivered to USF were the unaudited consolidated and consolidating balance sheets, income statements and statements of cash flows for the Company at December 31, 1995 and for the year then ended (the "12-31-95 Financial Statements"; the Audited Financial Statements and the 12-31-95 Financial Statements, collectively, the "Financial Statements"). The Financial Statements (i) are correct and complete in accordance with the books of account and records of the Company, (ii) have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the indicated periods, and (iii) fairly present the consolidated financial condition, assets and liabilities and results of operation of the Company in accordance with GAAP at the dates and for the relevant periods indicated. The Audited Financial Statements have been certified by Ernst & Young LLP. The unaudited consolidated balance sheet of the Company at December 31, 1995 is referred to herein as the "Unaudited 12-31-95 Balance Sheet".
All references in this Agreement to "Balance Sheet Date" mean December 31,
1995.

   (c)  INCOME STATEMENTS.  The income statements contained in the
        -----------------
Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly set forth therein and do not contain any income or revenues of any products or services that the Company would be prohibited or restricted from selling after the Closing Date pursuant to any covenant or provision in any Contract (as defined in Section 5.15(a)) or other agreement to which the Company
                        ---------------
is a party.

   (d)  HANCOCK DEBT.  The Hancock Debt outstanding as of March 31, 1996 is
        ------------
equal to $4,380,312.22, consisting of $4,260,000 in principal amount, $109,340 in accrued interest and $10,972.22 in penalty interest.

   (e)  MICHIGAN-TECH DEBT.  The aggregate indebtedness due by Zimpro to the
        ------------------
Michigan-Tech Group (as defined in Section 10.01(u)) as of February 29, 1996 is
                                   ----------------
equal to $250,000 in principal amount plus $2,083.33 accrued interest.

   5.08.  UNDISCLOSED LIABILITIES.  The Company has no debts,
          -----------------------
obligations or liabilities, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due (including unasserted claims), whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition, whether or not known, due or payable, except:
(i) those reflected or reserved against on the Unaudited 12-31-95 Balance Sheet in the amounts shown therein; (ii) those liabilities not required under GAAP to be reflected or reserved against in the Unaudited 12-31-95 Balance Sheet that are expressly set forth in the Contracts and those other agreements to which the Company is a party not disclosed on Schedule 5.15 because they did not meet the
                                    -------------
disclosure requirements of Section 5.15; (iii) those disclosed on Schedule
                           ------------                           --------
5.08; or (iv) those of the same nature as those set forth in the Unaudited 12-
- ----
31-95 Balance Sheet that have arisen in the ordinary course of business of the Company after the Balance Sheet Date, all of which have been consistent in amount and character with past practice and experience, and none of which, individually or in the aggregate, have or will have an adverse effect on the business, financial condition or prospects of the Company.

   5.09.  NO CHANGES.  Except as set forth on Schedule 5.09, since
          ----------                          -------------
the Balance Sheet Date, the Company has conducted its business only in the ordinary course. Without limiting the generality of the foregoing sentence, since the Balance Sheet Date, except as set forth on Schedule 5.09 or accrued
                                                     -------------
for or reflected on the Unaudited 12-31-95 Balance Sheet and except for payment of interest due on the Hancock Debt, there has not been any: (i) material adverse change in the financial condition, assets, liabilities, net worth, earning power, Business (as defined in Section 5.13) or, to the Representatives'
                                       ------------
knowledge, prospects of the Company, except changes in the ordinary course of business, none of which individually or in the aggregate has a material adverse effect on the Company and except for changes in general economic conditions or general conditions in the industry in which Zimpro conducts business; (ii) damage or destruction to or loss of any of the properties of the Company in excess of $15,000 individually or $50,000 in the aggregate; (iii) strike or other labor trouble at the Company; (iv) creation of any Encumbrances on any of the properties of the Company other than (A) Encumbrances accrued for or reflected in the Unaudited 12-31-

95 Balance Sheet, (B) mechanics, carrier, workers and similar Encumbrances arising in the ordinary course of business and not in material amounts individually or in the aggregate, and (C) Encumbrances for current taxes not yet due for which adequate reserves are maintained on the Company's books and records (collectively "Permitted Encumbrances"); (v) declaration or payment of any dividend, distribution, redemption or other purchase of or issuance of any shares of capital stock, including Company Shares, of the Company, change in the authorized or issued Company Shares, other change in the capital structure of the Company or creation of any Securities Rights or Encumbrances with respect thereto or the Company Shares, other than payment of dividends on the Zimpro Preferred Shares in accordance with their terms; (vi) increases in excess of five percent (on an annualized basis) in the salaries or bonuses of any employee of the Company with an annual salary in excess of $35,000; (vii) any capital expenditure or other asset acquisition in excess of $30,000 individually or $100,000 in the aggregate; (viii) material change in any Company Plan (as defined in Section 5.24); (ix) payment to or transaction with any Related Party
           ------------
(as defined in Section 5.18), which payment or transaction is not specifically
               ------------
described in Schedule 5.18; (x) disposition or lease of any asset (other than
             -------------
inventory or other sales to customers in the ordinary course of business) for more than $30,000 individually or $100,000 in the aggregate or for less than fair market value; (xi) payment, prepayment or discharge of any liability other than in the ordinary course of business or any failure to pay any liability in excess of $30,000 individually or $100,000 in the aggregate when due (other than payment of trade creditors within 45 days after billing in accordance with historical practices); (xii) material adverse change or threat thereof of any material business relations or contracts with, or any loss of, the suppliers, customers, franchisees or distributors of the Company; (xiii) write-offs or write-downs of any assets of the Company in excess of $30,000 individually or $100,000 in the aggregate; (xiv) change in the Board of Directors or management of the Company; (xv) settlement or compromise of any claim or litigation which settlement or compromise would be likely to have a material adverse effect on the Company; (xvi) creation or termination or amendment of any material agreement (including any Contract), right or liability of the Company except in the ordinary course of business; (xvii) borrowings of any money from any Person other than M&I Bank; or (xviii) agreement or commitment to do any of the foregoing.

     5.10.  TAX MATTERS.
            -----------

     (a)  PAYMENT OF TAXES; RETURNS.  The Company has timely paid or shall have
          -------------------------
accrued on the Unaudited Balance Sheet all federal, state, foreign, county, local, and other taxes, levies, imposts, duty and governmental charges of every kind, whether based upon it or its income, profits, assets or otherwise ("Taxes") through the Closing Date. All Taxes that the Company was or is required by Law to withhold or collect, have been and are being withheld or collected by it and have been and are being timely paid over to the proper governmental body or are being held by it for such payment. All information returns (including Forms 1099), estimates, reports and declarations required to be filed by or on behalf of the Company have been prepared and filed in accordance with all applicable Laws and no extension of time in which to file any such returns, estimates, and reports are in effect except that the Company extended the filing date of the Company's federal, state and local income tax returns for taxable year 1995. No return of any Taxes of the Company is currently under audit. The Company has not waived restrictions on assessment or collection of Taxes or executed a waiver or consented to the extension of any statute of limitations for any Tax liability that remains outstanding.

     (b)  CONSENTS AND OTHER SPECIAL MATTERS.  The Company (i) has not filed
          ----------------------------------
any consent or agreement under Section 341(f) of the Code, (ii) has not entered into a closing agreement with any taxing authority, (iii) has not filed an election under Section 338(g) or Section 338(h)(10) of the Code or caused a deemed election under Section 338(e) thereof, except that Zimpro did make a
Section 338(g) election with respect to Zimpro BV, (iv) has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Code Section 280G, (v) is not a party to any tax allocation or sharing agreement (except among members of the Group, defined below), (vi) has not been a member of an affiliated group (other than the current affiliated group consisting of Zimpro, Enviroscan Corp. and Zimpro Environmental Systems, Inc. (the "Group")) during any part of any consolidated return year within any part of which consolidated return year any other corporation was also a member of such group; (vii) is not and has not been during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code, a United States real property holding corporation as defined in Section 897(c)(2) of the Code; and (viii) is not a "foreign person" within the meaning of the Code and the regulations promulgated thereunder (except for the status of Zimpro BV and the status of Zimpro FS Corp. addressed in Subsection (d) below).

     (c)  AFFILIATED GROUP MATTERS.  The Group constitutes an affiliated
          ------------------------
group of corporations within the meaning of Section 1504 of the Code and has joined in the filing of consolidated federal income tax returns for the taxable year beginning on June 29, 1990 and for each taxable year thereafter. No other person is a member of the Group. The Group's consolidated federal income tax returns have included all relevant items of every corporation required to be included therein. Except as provided in
Schedule 5.10, there is:
- -------------

          (i) no deferred intercompany gain or loss within the meaning of Treasury Reg. Section 1.1502-13 with respect to transactions between members of the Group;

          (ii)  no excess loss account within the meaning of Treasury Reg.
Section 1.1502-19, -14 and -32 with respect to the stock of any member of the Group;

          (iii) no deferred intercompany gain or loss within the meaning of Treasury Reg. Section 1.1502-14 with respect to the stock or obligations of any member of the Group;

          (iv) no unrecovered inventory amounts within the meaning of Treasury Reg. Section 1.1502-18 arising in transactions between members of the Group with respect to goods that are included in the inventories of any member of the Group; and

          (v)  no built-in deductions within the meaning of Treasury Reg.
Section 1.1502-15(a) of any member of the Group.

     (d)  FSC.  Zimpro FS Corp., a Barbados corporation ("Zimpro FS"), is a
          ---
"FSC" within the meaning of Section 922 of the Code and has been a FSC since April 23, 1991. Zimpro FS has since April 23, 1991 complied with all of the requirements of Subpart C of Part III of Subchapter N of the Code, and other provisions of the Code applicable by reference to such Subpart, in order to qualify for the benefits thereunder.

     5.11.  INVENTORY.  All of the inventories owned by the Company are
            ---------
valued in the books and records of the Company and in the Unaudited 12-31-95 Balance Sheet at lower of average cost or net realizable value in accordance with GAAP. All of the finished goods inventories of the Company are, net of reserves on the Unaudited 12-31-95 Balance Sheet, in good and usable condition and saleable in the ordinary course of the business within a reasonable time and at normal profit margins, and all of the raw materials and work-in-process inventory of the Company can reasonably be expected to be consumed in the ordinary course of business within a reasonable period of time. Except as reflected in the reserves shown on the Unaudited 12-31-95 Balance Sheet and as set forth on Schedule 5.11, none of the Company's
             -------------
inventory is obsolete, slow-moving, has been consigned to others or is on consignment from others. Notwithstanding the matters disclosed on Schedule 5.11,
                                                                  -------------
the Company's inventory reserves at December 31, 1995 are, and at Closing shall be, adequate in accordance with GAAP.

     5.12.  RECEIVABLES; CONTRACT RETENTIONS.
            --------------------------------

     (a)  RECEIVABLES.  Schedule 5.12 sets forth a complete list of all of the
          -----------   -------------
trade and other accounts receivable of the Company ("Receivables") outstanding as of the last day of the month immediately preceding the present month (separately identifying intercompany amounts), presented on an aged basis of 0-30 days, 31-60 days, 61-90 days, 91-119 days, and 120 days or more. All outstanding Receivables, whether reflected on the Unaudited 12-31-95 Balance Sheet or on Schedule 5.12 or created prior to the date hereof or the Closing
            -------------
Date, arose or will arise from bona fide sale transactions of the Company, and, to the Representatives' knowledge, no portion of any outstanding Receivable is subject to counterclaim, defense or set-off or is otherwise in dispute. Except to the extent of the recorded reserve for doubtful accounts on the Unaudited 12-31-95 Balance Sheet or otherwise disclosed on Schedule 5.12, all of the
                                              -------------
Receivables are collectible in the ordinary course of business and will be fully collected prior to the date five business days prior to the last date for making claims by USF Indemnitees (as defined in Section 12.02(a)) under the General
                                         ----------------
Indemnity Escrow Agreement using commercially reasonable efforts, subject to the following: (i) use of commercially reasonable efforts to collect such Receivables in accordance with past practice; (ii) the application of payments by customers to the oldest invoice first if such cash payment is not designated to pay a Receivable within the time period specified.

     (b)  CONTRACT RETENTIONS; REVENUES IN EXCESS OF BILLINGS.  All outstanding
          ---------------------------------------------------
contract retentions arose or will arise from Construction Contracts (as defined in Section 5.15(c)), and, to the Representatives' knowledge, no portion of any
   ---------------
outstanding contract retentions is subject to counterclaim, defense or set-off or is otherwise in dispute. All contract retentions and all revenues recognized in excess of billings on uncompleted Construction Contracts reflected on the Unaudited 12-31-95 Balance Sheet and all such contract retentions and accrued revenues accrued after the Balance Sheet Date will be converted into Receivables in accordance with the related Construction Contracts and will be fully collected within such time and subject to conditions as provided in Section 5.12(a).
                                     ---------------

     5.13.  CONDITION OF ASSETS; BUSINESS.  The Company is engaged in the
            -----------------------------
businesses identified in Schedule 5.13 (the "Business") and no other
                         -------------
businesses. The buildings, machinery, equipment, tools, furniture, improvements and tangible personal property of the Company, including those reflected on the Unaudited 12-31-95 Balance Sheet, are in good operating condition and repair (considering normal wear and tear) and are adequate for the purposes for which they are used in the Business. The Company has good, marketable and exclusive title to all of the assets reflected on the Unaudited 12-31-95 Balance Sheet or otherwise purported to be owned by it; except as provided in Schedule 5.13, all
                                                             -------------
of such assets are reflected on the Unaudited 12-31-95 Balance Sheet or, under GAAP, are not required to be reflected thereon; all of such assets include all assets that are necessary for use in and operation of the Business; and, except as provided in Schedule 5.13, none of such assets is subject to any Encumbrance,
               -------------
other than Permitted Encumbrances.

     5.14.  NO PENDING LITIGATION OR PROCEEDINGS.  Except as described in
            ------------------------------------
Schedule 5.14, there are no actions, suits, investigations, claims or
- -------------
proceedings of any nature or kind whatsoever ("Litigation") pending or, to the Representatives' knowledge, threatened against or affecting the Company, its assets, the Business, the Company Shares or the Merger or the other transactions contemplated by this Agreement or any Other Agreement to which the Stockholders or Zimpro is or is to become a party, at law or in equity, by or before any governmental body and, to the Representatives' knowledge, there is no basis for any such Litigation. Except as described in Schedule 5.14, the Company has not
                                             -------------
been a party to any other Litigation since October 25, 1990. There are presently no outstanding judgments, decrees, orders of or, to the Representatives' knowledge, investigations by any governmental body against or affecting the Company, its assets, the Business or the Company Shares. Except as described in Schedule 5.14, the Company has not commenced and does not have
                -------------
pending any Litigation against any third party.

     5.15.  CONTRACTS; COMPLIANCE.
            ---------------------

     (a)  IDENTIFICATION.  Schedules 5.15 and 5.17 describe each lease,
          --------------   -----------------------
contract, indenture, mortgage, instrument, commitment or other agreement, arrangement or understanding, oral or written, formal or informal, to which the Company is a party or by which it or its assets may be affected that (i) is material to the Business or the Company's assets or operations, (ii) involves the purchase or sale of any asset, materials, supplies, inventory or services in excess of $50,000 per year, (iii) has an unexpired term of more than one year from the date hereof (including the effect of any renewal options), (iv) limits the freedom of the Company to compete in any line of business or otherwise restricts any material right the Company may have, (v) is a joint venture agreement, (vi) is a research and development agreement, (vii) is a lease of real or personal property having lease payment obligations in excess of $60,000 per year, (viii) is a note, credit agreement, mortgage, guaranty, surety or indemnification agreement, indenture, security agreement or other agreement or instrument relating to the borrowing of money or the extension of credit in excess of $50,000, (ix) is a power of attorney, (x) is an agreement with a consultant involving consideration in excess of $50,000, (xi) is related to the acquisition by the Company of any material portion of its assets or the assets of another person, (xii) is a Construction Contract, or (xiii) is not in the ordinary course of the Business or the Company's assets or operations, consistent with past practice (collectively, the "Contracts").

     (b)  VALIDITY AND COMPLIANCE.  Each Contract is a legal, valid and binding
          -----------------------
obligation of the Company and is in full force and effect. Each party to the Contracts has performed all material obligations required to be performed by it under the Contracts and is not in breach or default nor, to the Representatives' knowledge, is alleged to be in breach or default, in any respect thereunder, and, to the Representatives' knowledge, no other event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach or default in any respect thereunder. The Company shall not suffer any loss, damage or third-party expense as a result of any breach prior to the Closing by the Company of any Contract. The Company is not currently renegotiating any of the Contracts which would result in terms less favorable than those currently in effect. The Company has not assigned, released, waived, surrendered or otherwise impaired any Contract or any of the Company's material rights thereunder. All foreseeable losses on all Contracts are fully recognized or accrued in the Unaudited 12-31-95 Balance Sheet.

     (c)  CONSTRUCTION CONTRACTS.  All Construction Contracts are accounted for
          ----------------------
in the Unaudited 12-31-95 Balance Sheet using the percentage-of-completion method of accounting on a basis consistently applied. The percentage-of-completion revenues and costs for each Construction Contract accounted for in the Unaudited 12-31-95 Balance Sheet are fully recognized and accrued based on sound engineering estimates of contract work performed through Balance Sheet Date. All foreseeable costs, including all foreseeable cost overruns, on all Construction Contracts are fully recognized or accrued in the Unaudited 12-31-95 Balance Sheet. There has been no material adverse change to any Construction Contract since the Balance Sheet Date. Total Construction Contract backlog, including amounts based on signed letters of intent, was $9,718,601 as of February 29, 1996. As used herein, a "Construction Contract" is any contract to which the Company is a party that is, or under GAAP could be, accounted for using the percentage-of-completion method of accounting under GAAP.

     5.16.  PERMITS; COMPLIANCE WITH LAW.  The Company holds, is in substantial
            ----------------------------
compliance with and is maintaining all permits, certificates, licenses, franchises, privileges, approvals, registrations and authorizations required under all applicable federal, state, municipal, or local statutes, laws, ordinances, rules, regulations or orders issued by any court or other government body ("Laws") of any kind or nature whatsoever or advisable in connection with the operation of its assets and Business ("Permits"), and all of such Permits are in full force and effect. The Company has fulfilled and performed in all material respects its obligations under each Permit, and to the Representatives' knowledge, no event or condition or state of facts or lapse of time or both has occurred that would constitute a breach or default under any Permit. The Company has not been nor is it currently in violation of any applicable Law in any material respect, and to the Representatives' knowledge, no event has occurred or condition or state of facts exists that could give rise to any such violation.

     5.17.  REAL PROPERTY.  Schedule 5.17 sets forth a correct list and summary
            -------------   -------------
descriptions of all real properties currently owned, used or leased by the Company or in which the Company has an interest (collectively, "Real
Property"). The Company has good, marketable and exclusive fee simple title to all Real Property shown on Schedule 5.17 as owned by it, free and clear of any
                           -------------
Encumbrance other than minor impediments not shown on Schedule 5.17.  The
                                                      -------------
Company has the right to quiet enjoyment to all Real Property in which it holds a leasehold interest for the full term of each such lease or similar agreement (and any renewal option thereof) relating thereto, and all such agreements are identified on Schedule 5.17. The Company has title insurance on all Real Property owned by
   -------------
it. All structures and other improvements on all Real Property owned by the Company are within the lot lines and do not encroach on the properties of any other person, and the use and operation of all Real Property conform to all applicable building, zoning, safety, environmental, subdivision and other applicable Laws, and all restrictions and conditions affecting title. The Company has not received any written or oral notice of assessments for public improvements against any Real Property.

     5.18.  TRANSACTIONS WITH RELATED PARTIES.  Except as disclosed on Schedule
            ---------------------------------                          --------
5.18, (i) no Related Party (as defined below) is or has been for the past three
- ----
years a party to any transaction, agreement or understanding with the Company except pursuant to at will employment arrangements or employment arrangements disclosed on Schedule 5.18, except as members of the Company's boards, and
             -------------
except for dividends properly reflected as such in the Financial Statements;
(ii) no Related Party uses any assets of the Company except directly in connection with the Business; (iii) no Related Party owns any asset used in the Business; (iv) no Related Party has any claim of any nature (including any inchoate claim) against the Company except for a claim for payment of money fully reflected on the Unaudited 12-31-95 Balance Sheet and accrued interest thereon; (v) the Company has no claim of any nature against any Related Party;
(vi) neither the Company nor any Related Party will become entitled to or lose any rights or obligations or receive any payment or transfer of money or other property of any kind, directly or indirectly, as a result of the Merger or other transactions contemplated hereby, except as expressly set forth herein. For purposes of this Agreement, "Related Party" means (A) any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with each member of the Seller Group, (B) any officer, director or partner of any person identified in clause (A) preceding, and (C) any spouse, sibling, ancestor or lineal descendant of any natural person identified in clauses (A) or (B) preceding. The Company has never transferred (by any means) any assets to the Stockholders or any Related Party, other than transfers of cash in the form of dividends and payments of salaries, bonuses and benefits to employees of the Company and payments with respect to the Hancock Debt. Notwithstanding the foregoing, this Section shall not apply to arms' length transactions between the Company and any entity in which the Hancock Fund has an interest and which is not related to the Landegger Group.

   5.19.  DIRECTORS, OFFICERS AND EMPLOYEES.  Schedule 5.19 sets
          ---------------------------------   -------------
forth the names and titles of all directors and officers of the Company and fiduciaries of each Company Benefit Plan and the names and titles of all persons authorized to draw upon or have access to any bank account or safe deposit box of the Company. The Company has delivered to USF a list of all employees of the Company together with their respective salaries, years of service, employment location and, for individuals with annualized salary and bonus in excess of $50,000, a general description of their responsibilities, their present salaries, their most recent bonuses and present Zimpro bonuses.

     5.20.  LABOR RELATIONS.  The relations of the Company with its employees
            ---------------
are good. No employee of the Company is represented by any union or other labor organization. There is no labor strike, dispute, slow-down, stoppage, representation elections, arbitration proceedings, grievances, labor strikes, actually pending or, to the Representatives' knowledge, threatened against, involving affecting or potentially affecting the Company. There is no material employee grievance pending or, to the Representatives' knowledge, threatened against the Company. There is no agreement or understanding to which either the Stockholders or the Company is a party restricting the Company from relocating, closing or terminating any of its operations or facilities. Except as disclosed on Schedule 5.24, the Company has not, during the past three years, experienced
   -------------
any work stoppage or other labor difficulty or committed any unfair labor practice or engaged in any reduction of its work force. To the Representatives' knowledge, there have been no union organizing activities or elections involving the Company during the past three years, and none are pending. To the Representatives' knowledge, there are no complaints against the Company pending or, to the knowledge of Stockholders, threatened before the National Labor Relations Board or any similar state or local labor agencies, or before the Equal Employment Opportunity Commission or any similar state or local agency, by or in behalf of any employee of the Company. Except as disclosed on Schedule
                                                                     --------
5.24, the Company has no liability, contingent or otherwise, for or relating to
- ----
any occupational disease, personal injury, sick leave, disability, vacation time, severance pay or similar items not set forth on the Unaudited 12-31-95 Balance Sheet or fully insured. Except as disclosed on Schedule 5.24, the
                                                        -------------
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation of the Company under any contract or under any Law.

     5.21.  PRODUCTS LIABILITY; WARRANTIES.  Except as fully reserved on the
            ------------------------------
Unaudited 12-31-95 Balance Sheet or as disclosed on Schedule 5.21, there exists
                                                    -------------
no liability of the Company not
fully insured (exclusive of insurance deductibles) relating to any product manufactured, distributed or sold by the Company to others that is or has been alleged to have been defective or improperly designed or manufactured involving amounts in excess of $50,000 individually or $100,000 in the aggregate. Except as fully reserved on the Unaudited 12-31-95 Balance Sheet or as disclosed on
Schedule 5.21, there exists no liability of the Company relating to any product
- -------------
manufactured, distributed or sold by the Company to others that is or has been alleged to have been in breach of any express or implied product warranty of the Company involving amounts in excess of $50,000 individually or $100,000 in the aggregate. Schedule 5.21 identifies (i) all product liability claims made
           -------------
against the Company (whether or not covered by insurance) during the last three years, and (ii) all warranty claims having a cost (including internal costs) to the Company in excess of $50,000 individually or $100,000 in the aggregate made against the Company during the last three years.

     5.22.  INSURANCE.  Schedule 5.22 identifies all of the insurance policies
            ---------   -------------
with respect to which the Company is the owner, insured or beneficiary, identifying in each case the insurer, the type of insurance, the coverage, deductibles, limits and expiration dates. Such policies are reasonable, in both scope and amount, in light of the risks attendant to the Business and are comparable to coverage customarily maintained in similar lines of business. The Company will not have any liability after the Closing for retrospective or retroactive premium adjustments. For the past five years, all insurance policies covering products liability and general liability maintained by or for the benefit of the Company have been "claims made" policies and not "occurrence" policies. The Company does not and has never self insured against any casualty, loss or general liability or workers compensation, disability or any form of employee benefits (other than below the deductibles or in excess of the limits of the policies identified in Schedule 5.22). Schedule 5.22 describes the manner
                              -------------     -------------
in which the Company provides coverage for workers' compensation claims.

     5.23.  INTELLECTUAL PROPERTY RIGHTS.
            ----------------------------

     (a)  IDENTIFICATION.  Schedule 5.23 contains a complete list and
          --------------    -------------
description of all domestic and foreign trademark and service mark rights (whether registered or unregistered), trademark and service mark applications, trademark and service mark registrations, trade names, logos and brand names, registered and unregistered copyrights, copyright applications, letters patent, patent applications, and licenses owned by, used in, or applicable to the Business and any written agreements and understandings relating to pertaining to or granting to the

Company any such asset, property or right, including the expiration dates, if any, of each such intellectual property right. Schedule 5.23 also contains a
                                               -------------
list of all registered, assumed or fictitious names used by the Company in the Business for the past five years (identifying separately those names currently in use). The cost or appraised value of each patent owned by the Company is set forth in Schedule 5.23.
         -------------

     (b)  VALIDITY.  The intellectual property rights identified in
          --------
subparagraph (a) and all other processes, know-how and related show-how, formulae, trade secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, shop and royalty rights and other similar types of proprietary intellectual property used in or applicable to the Business (hereinafter "Intellectual Property Rights") are valid and subsisting, and are not the subject of any interference, opposition, reexamination or cancellation proceeding, and, except as provided in Schedule 5.23, the Company owns the
                                       -------------
entire right, title and interest in and to, and has the perpetual royalty free right to use, such Intellectual Property Rights, free and clear of any Encumbrance of a material nature. Schedule 5.23 identifies whether any
                                   -------------
Intellectual Property Right is used by the Company but not owned by the Company and used pursuant to a license agreement or otherwise and a description of such arrangement and whether the Company has authorized any person to use any of the Intellectual Property Rights. Schedule 5.23 separately identifies each
                               -------------
Intellectual Property Right that the Company considers material to the Business.

     (c)  INFRINGEMENT; CLAIMS.  To the Representatives' knowledge, the Company
          --------------------
is not infringing upon and has not misappropriated any trade or intellectual property rights of any other person or third party, and no such infringement or misappropriation has been alleged and no such claim or action relating thereto is pending or threatened. No claim, suit or action is pending or, to the Representatives' knowledge, threatened challenging the validity or enforceability of the Intellectual Property Rights, or alleging that the use by the Company of its Intellectual Property Rights infringes or conflicts with the rights of others. To the Representatives' knowledge, no person is infringing upon, nor has misappropriated, any of the Intellectual Property Rights.

     5.24.  EMPLOYEE BENEFIT MATTERS.
            ------------------------

     (a)  BENEFIT PLANS.  Schedule 5.24 contains a true and complete list of
          -------------   -------------
all written and unwritten "employee benefit plans" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement ("Benefit Plans") maintained or sponsored by the Company, or with respect to which the Company has or may have liability (the "Company Plans").

     (b)  CONTROLLED GROUP MATTERS.  Neither the Company nor any corporation
          ------------------------
that is a member of a controlled group of corporations within the meaning of
Section 414(b), (c), (m) or (o) of the Code (the "Company Group") has any obligation to contribute to or any direct or indirect liability under or with respect to any Benefit Plan of the type described in Section 4063 and 4064 of ERISA or Section 413(c) of the Code as to which the Company is a member. The Company does not have any liability or potential liability, and after Closing the Company will not have any liability, with respect to any Benefit Plan of any other member of the Company Group, whether as a result of delinquent contributions, distress terminations, fraudulent transfers, failure to pay premiums to the Pension Benefit Guaranty Corporation (the "PBGC"), withdrawal liability or otherwise. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) exists nor has any funding waiver from the IRS been received or requested with respect to any Company Plan or any Benefit Plan of any member of the Company Group and no excise or other taxes are due or owing because of any failure to comply with the minimum funding standards of the Code and ERISA with respect to any of such plans.

     (c)  COMPLIANCE.  Each member of the Company Group has made full and
          ----------
timely payment of all amounts which are required under the terms of each Benefit Plan maintained or sponsored by any member of the Company Group, or with respect to which any member of the Company Group has or may have liability under or is obligated to contribute to, or which otherwise covers any of its current or former employees or their beneficiaries, or as to which any such current or former employees or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (hereinafter individually referred to as a "Company Group Plan" and collectively referred to as the "Company Group Plans"), and any related trust or collective bargaining agreement or which are otherwise required by Law to be paid as a contribution to each such Plan with respect to all periods through the Closing Date. Each of the Company Plans, all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all material respects in compliance with all Laws and in compliance with the Plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. No Company Plan is or is proposed to be under audit or investigation, and no completed audit of any Company Plan has resulted in the imposition of any tax, fine or penalty.

     (d)  QUALIFIED PLANS.  Schedule 5.24 separately identifies each Company
          ---------------   -------------
Plan that purports to be a qualified plan under Section 401(a) of the Code and exempt from United States federal income tax under Section 501(a) of the Code (a "Qualified Plan"). Each Qualified Plan has made all required amendments in order to be, and has requested a determination letter from the IRS that such Plan is, qualified under Section 401 (a) of the Code and exempt federal income tax under
Section 501 (a) of the Code. No Qualified Plan has been amended since the date of the most recent such letter, other than with respect to the Zimpro 401 (k) Plan as described in Section 9.13. No member of the Company Group, nor any
                     ------------
fiduciary of any Qualified Plan, nor any agent of any of the foregoing has done anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust. There are no events or conditions that have occurred that could constitute grounds under Section 4042 of ERISA for termination or appointment of a trustee to administer any of the Company Group Plans. The Company has no liability for any Company Plan that is not accrued on the Unaudited 12-31-95 Balance Sheet, except ordinary course liabilities arising after the Balance Sheet Date.

     (e)  TERMINATED DEFINED BENEFIT PLAN.  On November 30, 1994, the Company
          -------------------------------
terminated the defined benefit pension Plan known as the Zimpro Environmental, Inc. Retirement Plan ("Defined Benefit Plan"). Prior to this date, effective February 15, 1994, the Company froze the accrued benefits under the Defined Benefit Plan in accordance with the requirements of ERISA. The Company delivered a proper ERISA Section 204(h) notice respecting the cessation of future benefit accruals to all Defined Benefit Plan participants at least 15 days prior to February 15, 1994. The termination of the Defined Benefit Plan effective November 30, 1994 was accomplished in accordance with the procedures of, and approvals granted by, both the IRS and the PBGC. All Defined Benefit Plan assets have been distributed to its participants in the form of lump sum distributions to all participants who elected such form of distribution with spousal consent where required and in the form of guaranteed annuity contracts from an insurance company approved by the PBGC as to all other participants. The Company has completed all governmental filings with respect to the terminated Defined Benefit Plan, except that an extension has been received for the timely filing of Form 5500 covering the last plan year of the Defined Benefit Plan in which the final distribution of all Defined Benefit Plan assets occurred. Notwithstanding the foregoing, as of the date of this Agreement, there remains pending a request by the PBGC to audit the termination of the Defined Benefit Plan and the distribution of its assets.

     (f)  TERMINATION OF OTHER DEFINED BENEFIT PLANS.  No Company Group Plan is
          ------------------------------------------
a defined benefit pension plan other than the Defined Benefit Plan referred to in paragraph (e) above. No Company Group Plan that was a defined benefit pension plan has been terminated or partially terminated in the last six years, other than the Defined Benefit Plan described in paragraph (e) above.

     (g)  TRANSFERS OF DEFINED BENEFIT PLANS.  During the five year period
          ----------------------------------
ending on the Closing Date, no member of the Company Group has transferred a defined benefit plan (as defined in Section 3(35) of ERISA) to a corporation that was (at the time of transfer) a member of a different controlled group of corporations (within the meaning of Section 4001(a)(14) of ERISA) than the transferor.

     (h)  ZIMPRO 401(K) PLAN.  The Company sponsors the Zimpro Environmental,
          ------------------
Inc. Employees 401(K) Profit Sharing Plan ("Zimpro 401(k) Plan"), a qualified profit sharing plan containing elective deferral features meeting the requirements of Section 401(k) of the Code.

     (i)  MULTIEMPLOYER PLANS.  No Company Plan is a multiemployer plan as
          -------------------
defined in Section 3(37) or 4001(a)(3) of ERISA. Neither the Company nor any member of the Company Group has engaged in any transaction during the five year period ending on the Closing Date which would create any withdrawal liability on the part of the Company or any member of the Company Group under the Multiemployer Pension Plan Amendments Act of 1980.

     (j)  PROHIBITED TRANSACTIONS; FIDUCIARY MATTERS.  No prohibited
          ------------------------------------------
transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Plan exists that could subject the Company to any liability or tax under Part 5 of Title I of ERISA or Section 4975 of the Code. No member of the Company Group, nor to the Representatives' knowledge, any administrator or fiduciary of any Company Plan, nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that will subject the Company to any material liability for a breach of fiduciary or other duty under ERISA or any other applicable Law.

     (k)  SEVERANCE; COBRA.  Except as disclosed in Schedule 5.24,
          ----------------                          -------------
the Company has no severance plans or policies other than COBRA benefits.

     (l)  RETIREE MEDICAL LIABILITIES.  The Company is liable for providing
          ---------------------------
certain medical benefits to retirees. As of the Balance Sheet Date, the actuarially-determined liability of the Company on a basis consistent with FASB 106 has been accrued in the Unaudited 12-31-95 Balance Sheet. Other than the foregoing, with the exception of the requirements of Section 4980B of the Code, no post-retirement benefits are provided under any Company Plan that is a welfare benefit plan as described in ERISA Section 3(l).

     5.25.  ENVIRONMENTAL MATTERS.  Except as provided in Schedule 5.25:
            ---------------------                         -------------

     (a)  COMPLIANCE; LIABILITY.  The Company has operated the Business and
          ---------------------
each parcel of Real Property in substantial compliance with all applicable Laws relating to public health and safety or protection of the environment (including common law nuisance, property damage and similar common law theories) ("Environmental Laws"). The Company is not subject to any liability, penalty or expense (including attorneys' fees) and will not hereafter suffer or incur any loss, liability, penalty or expense (including attorneys' fees) under Environmental Laws in effect on the Closing Date by virtue of any violation of any Environmental Laws occurring on or prior to the Closing Date, any environmental activity conducted on or with respect to any property on or prior to the Closing Date or any environmental condition existing on or with respect to any property on or prior to the Closing Date, in each case whether or not the Company or any predecessor of the Company (by merger, sale of substantially all assets or other theory of successor liability; a "Predecessor") caused, permitted or participated in such act, omission, occurrence or condition and whether or not such act, omission, occurrence or conditions related to any property previously owned, used or operated by the Company or any Predecessor (the term "Real Property" as used in this Section 5.25 includes all such prior
                                           ------------
properties); provided, however, that the representation and warranty made in
             --------  -------
this sentence is limited to the Representatives' knowledge with respect to Predecessors and any events occurring prior to October 25, 1990.

     (b)  TREATMENT; RELEASES; CERCLIS.  Neither the Company nor, to the
          ----------------------------
Representatives' knowledge, any Predecessor has treated, stored, generated, recycled or disposed of any hazardous substances or wastes, as defined by Environmental Laws and including petroleum and related materials ("Hazardous Substances") on any real property, and, to the Representatives' knowledge, no other person has treated, stored, recycled or disposed of any Hazardous Substances on the Real Property. To the Representatives' knowledge, no other person has treated, stored, recycled or disposed of any Hazardous Substances on the Real Property. To the Representatives' knowledge, there has been no release of any Hazardous Substances at, on or under the Real Property. The Company has not transported any Hazardous Substances or arranged for the transportation of any Hazardous Substances to any location that is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response Compensation and Liability Act, as amended, and any state equivalent ("Superfund"), on CERCLIS or any other location that is the subject of federal, state or local enforcement actions or other investigations that may lead to claims against the Company, for clean-up costs, remedial action, damages to natural resources or for personal injury claims or damages to property, including claims under Superfund. None of the Real Property is listed or, to the Representatives' knowledge, proposed for listing on the National Priorities List pursuant to Superfund, on CERCLIS or any state or local list of sites requiring investigation or clean-up.

     (c)  RELEASES; HAZARDOUS SUBSTANCES; TANKS.  The Company has not received
          -------------------------------------
any requests for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or clean-up of any threatened or actual release. To the Representatives' knowledge, there are and have been no PCBs or friable asbestos present on or in any structure or equipment located on the Real Property. The Company is not required to place any notice or restriction relating to the presence of Hazardous Substances at the Real Property or in any deed to the Real Property. The Company has investigated all persons who have transported the Company's Hazardous Substances for recycling, treatment, disposal, other handling or otherwise and has determined that each such person, in connection with such activities, (i) is duly permitted or licensed under applicable Law,
(ii) possesses all required bonds and other financial assurances required under applicable Law, (iii) has no history of material violations of applicable Law (available as a matter of public record), and (iv) to the Representatives' knowledge, does not have pending against it by any governmental body any action to deny, suspend, or refuse to renew such person's permits or licenses. There have been no past and there are no pending or contemplated claims by the Company under any Environmental Laws based on actions of others that may have impacted on the Real Property, and the Company has not entered into any agreement with any person regarding any Environmental Law, remedial action or other environmental liability or expense (including contingent liabilities). All storage tanks located on the Real Property, whether underground or above-ground, are identified on Schedule 5.25, and all such tanks and associated piping are in
                  -------------
sound condition and are not leaking. All such underground storage tanks are duly registered under applicable Law, have not been out of use for more than a year or, if out of use for more than one year, have been closed in accordance with applicable Law. The Company has also determined that it is desirable in connection with the Business not to remove any such underground storage tanks.

     (d)  FILING REQUIREMENTS.  There is and shall be no filing requirement
          -------------------
by or other obligation of the Stockholders, the Company or the Surviving Corporation under any Environmental Law of Wisconsin or any other state as a result of the Merger.

     5.26.  CUSTOMER RELATIONS.  Except as disclosed in Schedule 5.26, to
            ------------------                          -------------
the Representatives' knowledge, no (i) single customer of the Company which accounted for more than five percent of the total net sales of the Company for the twelve-month period ending on the Balance Sheet Date, (ii) current supplier of the Company (if such supplier could not be replaced by the Company at

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES


comparable cost), or (iii) party to any sales agency, representative, broker, finders, distributor, supply, dealer or franchise (or similar or related type) agreement, included in the Contracts, will terminate, limit or materially reduce or modify its business relations with the Company by reason of the Merger. To the Representatives' knowledge, except as disclosed in Schedule 5.26, there
                                                       -------------
exists no present or future condition or state of facts or circumstances involving customers, suppliers, agents, representatives, brokers, finders, distributors, dealers or franchisees that could materially adversely affect the Business or prevent the conduct of the Business after the consummation of the Merger in essentially the same manner in which it has heretofore been conducted.

     5.27.  FINDERS FEES.  Neither the Stockholders, the Company nor
            -------------
any of their respective officers, directors or employers has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger that would under any circumstances be payable by the Company, the Surviving Corporation or USF.

     5.28.  ABSENCE OF CERTAIN PAYMENTS.  To the Representatives' knowledge,
            ---------------------------
there have been no situations with respect to the Company that involved or involve (i) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or to any of the customers or suppliers of the Company, (ii) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds,
(iii) the violation of any of the provisions of the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (iv) the receipt of any illegal discounts or rebates or any other violation of the anti-trust Laws or (v) any investigation by any governmental body.

     5.29.  DISCLOSURE.  To the Representatives' knowledge, the representations
            ----------
and warranties contained in this Article V, the information contained in the
                                 ---------
Schedules referred to herein, and the other information or documents furnished or to be furnished to USF or any of its representatives by the Landegger Group or the Company or their representatives expressly pursuant to the terms of this Agreement, is not false or misleading in any material respect and does not omit to state any fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading in any material respect.

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES
                              OF THE HANCOCK FUND
                              -------------------

     As an inducement to USF and Acquisition to enter into this Agreement and consummate the transactions contemplated hereby, the Hancock Fund represents and warrants to USF and Acquisition the following matters set forth in this Article
                                                                        -------
VI.
- --

     6.01.  ORGANIZATION.  The Hancock Fund is a limited partnership, duly
            ------------
organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own or lease its properties, conduct its business, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder.

     6.02.  AUTHORIZATION AND ENFORCEABILITY.  This Agreement has been duly
            --------------------------------
executed and delivered by and constitutes, and each Other Agreement to which the Hancock Fund is or is to become a party, when executed and delivered by the Hancock Fund shall constitute, the legal, valid and binding obligation of, the Hancock Fund enforceable against it in accordance with their terms, and all such actions have been duly and validly authorized by all necessary proceedings on its part.

     6.03.  NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS.  None of the
            --------------------------------------------
execution and delivery of this Agreement or any Other Agreement to which the Hancock Fund is or is to become a party, the consummation of the transactions contemplated hereby or thereby or the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by the Hancock Fund will:
(i) contravene any provision of any governing document of the Hancock Fund,
(ii) conflict with, result in a breach of or constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms of or result in the termination or loss of any right (or give others the right to cause such a termination or loss) under, any material agreement to which the Hancock Fund is a party or by which it or its assets may be bound or affected, or (iii) violate any law or violate any judgment or order of any governmental body to which it is subject. No consent, approval or authorization of, or registration or filing with, any person is required in connection with the execution and delivery by the Hancock Fund of this Agreement and the Other Agreements to which it is or is to become a party and the consummation of the Merger and the other transactions contemplated hereby and thereby, except the expiration of the HSR Act waiting period.

     6.04.  ZIMPRO SHARES.  All of the issued and outstanding Zimpro Preferred
            -------------
Shares are owned of record, legally, beneficially and exclusively by the Hancock Fund, and are free and clear of all Encumbrances, as follows: 1,508 Zimpro Preferred Shares held by Hancock Fund IIB and 18,492 Zimpro Preferred Shares held by Hancock Fund III. To the knowledge of the Hancock Fund, no Securities Rights exist with respect to Zimpro Preferred Shares, other than as may be contained in any agreement that may be terminated without liability to Surviving Corporation on or prior to Closing.

     6.05.  HANCOCK DEBT.  The Hancock Debt outstanding as of March 31, 1996
            ------------
is equal to $4,380,312.22, consisting of $4,260,000 in principal amount, $109,340 in accrued interest and $10,972.22 in penalty interest.

     6.06.  SECURITIES MATTERS.  The Hancock Fund is an "accredited investor"
            ------------------
within the meaning of Rule 501 of the Securities Act. The Hancock Fund is acquiring the Hancock Debt Repayment Shares not with a view to or in connection with any distribution of such shares.

                                  ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES
                        OF THE TRUST AND BLACK CLAWSON
                        ------------------------------

     As an inducement to USF and Acquisition to enter into this Agreement and consummate the transactions contemplated hereby, the Trust and Black Clawson represent and warrant to USF and Acquisition the following matters:

     7.01.  ORGANIZATION.  The Trust is a duly organized inter vivos trust
            ------------
governed by and formed under the laws of the State of New York. Black Clawson is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each of the Trust and Black Clawson has the legal capacity, power and authority to own USF Shares to be distributed as the Merger Consideration, enter into this Agreement and all Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder.

     7.02.  AUTHORIZATION AND ENFORCEABILITY.  This Agreement has been duly
            --------------------------------
executed and delivered by and constitutes, and each Other Agreement to which the Trust and Black Clawson are or are to become a party, when executed and delivered by the Trust shall constitute, the legal, valid and binding obligation of, the Trust and Black Clawson enforceable against them in accordance with their terms, and all such actions have been duly and validly authorized by all necessary proceedings on their part.

     7.03.  NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS.  None of the
            --------------------------------------------
execution and delivery of this Agreement or any Other Agreement to which the Trust or Black Clawson are or are to become a party, the consummation of the transactions contemplated hereby or thereby or the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by the Trust or Black Clawson will: (i) contravene any provision of any governing document of the Trust or Black Clawson, (ii) subject to the approval of their institutional lenders, conflict with, result in a breach of or constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms of or result in the termination or loss of any right (or give others the right to cause such a termination or loss) under, any material agreement to which the Trust or Black Clawson are a party or by which they or their assets may be bound or affected, or (iii) violate any law or violate any judgment or order of any governmental body to which they are subject. No consent, approval or authorization of, or registration or filing with, any person is required in connection with the execution and delivery by Black Clawson and the Trust of this Agreement and the Other Agreements to which the Trust or Black Clawson are or are to become a party and the other transactions contemplated hereby and thereby, except the expiration of the HSR Act waiting period.

                                 ARTICLE VIII
                     REPRESENTATIONS AND WARRANTIES OF USF
                     -------------------------------------

     USF and Acquisition represents and warrants to the Stockholders as follows (for purposes of this Article VIII, the term "USF" includes Acquisition, unless
                      ------------
the context otherwise requires):

     8.01.  ORGANIZATION AND GOOD STANDING.  USF is a corporation duly
            ------------------------------
organized, validly existing and in good standing under the laws of the state of its incorporation. USF has the power and authority to enter into this Agreement and all other agreements contemplated hereby to which it is a party and perform its obligations hereunder and thereunder.

     8.02.  AUTHORIZATION; ENFORCEABILITY.  This Agreement has been duly
            -----------------------------
executed and delivered by and constitutes, and each Other Agreement to which each of USF is or is to become a party, when executed and delivered by USF shall constitute, the legal, valid and binding obligation of USF, enforceable against it in accordance with their terms. All actions contemplated by this Section have been duly and validly authorized by all necessary proceedings on its part. The Merger has been approved by the Board of Directors of Acquisition and adopted by USF, qua stockholder of Acquisition, in accordance
                                   ---
with the WBCL.


     8.03.  NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS.  None of the
            --------------------------------------------
execution and delivery of this Agreement or any Other Agreement to which USF is or is to become a party, the consummation of the Merger and the other transactions contemplated hereby or thereby or the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by USF will: (i) contravene any provision of the Governing Documents of USF, (ii) subject to the approval of the First National Bank of Boston ("FNB") in connection with USF's credit facility with FNB, conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other person the right to cause such a termination of or loss under, any asset of USF or license, franchise, indenture, mortgage or any other contract, agreement, instrument to which USF is a party or by which any of its assets may be bound or affected,
(iii) result in the creation, maturation or acceleration of any liability or obligation of USF (or give to any other person the right to cause such a maturation or acceleration), (iv) violate any Law or violate any judgment or order of any governmental body to which USF is subject or by which any of its assets may be bound or affected, or (v) result in the creation or imposition of any Encumbrance upon any assets of USF or give to any other person any interest or right therein. No consent, approval or authorization of, or registration or filing with, any person is required in connection with the execution and delivery by USF of this Agreement and the Other Agreements to which it is or is to become a party and the consummation of Merger and the other transactions contemplated hereby and thereby by USF, subject to (A) the filing of the Articles of Merger with the Secretary of State of the State of Wisconsin, (B) compliance under the HSR Act, (C) the approval of FNB in connection with USF's credit facility with FNB, and (D) listing of the USF Common Shares to be issued as the Merger Consideration and the Hancock Debt Repayment Shares on the New York Stock Exchange.

     8.04.  ABSENCE OF PROCEEDINGS.  No Litigation is pending against
            ----------------------
USF before any court or other governmental body by any person seeking to restrain or prohibit the execution and delivery of this Agreement or any Other Agreement to which USF is or is to become a party or the consummation of the Merger and the other transactions contemplated hereby or thereby.

     8.05.  BROKERAGE.  USF has not made any agreement or taken any other
            ---------
action that might cause the Stockholders to become liable for a broker's fee or commission as a result of the Merger.

     8.06.  CAPITALIZATION.  USF's authorized capital consists of (i)
            --------------
75,000,000 USF Common Shares, of which 28,058,345 shares were issued and outstanding as of March 4, 1996, and 10,971,397 shares were reserved for issuance on exercise of outstanding warrants or options or upon conversion of outstanding convertible securities, or otherwise as of March 4, 1996; and (ii) 3,000,000 shares of Preferred Stock, $0.10 par value, none of which is issued and outstanding and subject to the Certificate of Designations of the Series A Voting Cumulative Convertible Preferred Stock.

     8.07.  SEC FILINGS.  USF has delivered or made available to the
            -----------
Seller Group all material filings made by USF under the Securities Exchange Act of 1934 since the end of its most recent fiscal year.

     8.08.  REGISTRATION OF HANCOCK DEBT REPAYMENT SHARES.  As of the Effective
            ---------------------------------------------
Time, the S-4 Shelf Registration Statement will incorporate all required amendments and will be effective, and the related prospectus to be delivered to the Hancock Fund as of the Effective Time will be current. There are (and as of the Effective Time there will be) no stop order proceedings pending or threatened by the SEC with respect to the S-4 Shelf Registration Statement. USF will be eligible as of the Effective Time to issue the Hancock Debt Repayment Shares to the Hancock Fund under the S-4 Shelf Registration Statement and when sold to the Hancock Fund thereunder, the Hancock Debt Repayment Shares will be duly registered under the Securities Act and freely transferable, subject only to the restrictions under Rule 145.

     8.09.  AUTHORIZATION OF USF COMMON SHARES.  The issuance of the USF Common
            ----------------------------------
Shares as the Merger Consideration and as the Hancock Debt Repayment Shares has been duly authorized by USF's Board of Directors, and upon issuance and delivery under the terms hereof, all such shares shall be duly authorized by all necessary corporate action, validly issued, fully paid and nonassessable.

     8.10.  DISCLOSURE.  The representations and warranties of USF contained in
            ----------
this Article VIII and the other information or documents furnished or to be
     ------------
furnished to the Stockholders or any of its representatives by USF pursuant to the terms of this Agreement, is not false or misleading in any material respect and does not omit to state a fact herein or therein necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading in any material respect.

                                  ARTICLE IX
                            CERTAIN OBLIGATIONS OF
                       THE STOCKHOLDERS AND THE COMPANY
                       --------------------------------

     9.01.  CONDUCT OF BUSINESS PENDING CLOSING.  From and after the date hereof
            -----------------------------------
and pending Closing or earlier termination hereof, and unless USF shall otherwise consent or agree in writing, Zimpro shall, and the Landegger Group shall cause Zimpro to, conduct the Company's affairs as follows:

     (a)    ORDINARY COURSE; COMPLIANCE.  The Business shall be conducted only
            ---------------------------
in the ordinary course and consistent with past practice. The Company shall maintain its property, equipment and other assets in good condition, normal wear and tear excepted, and shall comply timely with the provisions of all its leases, agreements, Contracts and commitments in connection with the Business or its assets. The Company shall preserve its business organization intact, use its best efforts, consistent with the Company's current resources, to keep available the services of its present employees and preserve the goodwill of its suppliers, customers and others having business relations with it. The Company shall maintain in full force and effect the policies of insurance listed on
Schedule 5.22, subject only to variations required by the ordinary operations of
- -------------
its Business, or else shall obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing.

     (b)    TRANSACTIONS.  The Company shall not: (i) amend its Governing
            ------------
Documents or by-laws; (ii) change its authorized or issued capital stock or issue any capital stock or Securities Rights with respect to shares of its capital stock; (iii) enter into any contract or commitment the performance of which may extend beyond the Closing, except those made in the ordinary course of business, the terms of which are consistent with past practice; (iv) enter into any employment or consulting contract or arrangement that is not terminable at will, without penalty or continuing obligation; (v) make, change or revoke any tax election or make any agreement or settlement with any taxing authority;
(vi) make any change in its accounting practices or methods; (vii) incur any indebtedness for borrowed money other than for borrowings in the normal course under the existing line of credit with M&I Bank up to $3,000,000 plus letters of credit issued in the ordinary course of business; (viii) sell, lease, assign, transfer or otherwise dispose of its assets (other than assets in the ordinary course of business for fair value), merge with any other company or enter into any other fundamental corporate change; or (ix) take any other action that would cause the representations and warranties in Article V
                                                                    ---------
not to be true in any material respect on the Closing Date.

     (c)    ACCESS, INFORMATION AND DOCUMENTS.  The Company shall give to USF
            ---------------------------------
and to USF's employees and representatives (including independent public accountants, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties (including Real Property for purposes of an environmental assessment), books, tax returns, contracts, commitments, records, officers, personnel and accountants (including independent public accountants) of the Company and shall furnish to USF all such documents and copies of documents and all information with respect to the affairs of Company as USF may reasonably request.

     9.02.  CONFIDENTIALITY AGREEMENTS.  At the Effective Time, the Stockholders
            --------------------------
shall assign to USF and Zimpro at the Closing all of the Stockholders' rights under all of confidentiality agreements, if any, relating to the Company to which they are a party and, following the Closing, cooperate with USF, Zimpro and their successors to provide for USF, Zimpro and such successors the benefits of any such agreements, including enforcement at the request of and for the benefit of USF, Zimpro and their successors of any and all rights of the Stockholders against a third party thereto arising out of the breach thereof by such third party or otherwise. All fees and expenses incurred in connection with enforcement of such agreements shall be paid by USF.

     9.03.  MONTHLY FINANCIAL STATEMENTS.  Zimpro shall promptly deliver to USF
            ----------------------------
copies of any monthly, consolidated and consolidating balance sheets, income statements and statements of cash flow of the Company for each such period after the Balance Sheet Date through the Closing Date. Such financial statements shall be in conformity with GAAP, consistently applied, and shall fairly present the consolidated financial position and consolidated results of operations of the Company as at the dates and for the periods indicated. The delivery to USF of such financial statements shall constitute the Landegger Group's representation and warranty to USF that such financial statements present fairly in all material respects the consolidated financial position, assets and liabilities of the Company as of their respective dates and the results of their operations and changes in financial position for the periods covered thereby in accordance with GAAP, consistently applied (excepting period-end accruals and footnotes). Such representation and warranty shall be deemed to have been made under Article V.
                                  ---------

     9.04.  ACQUISITION PROPOSALS.  Except for the Merger, no member of the
            ---------------------
Seller Group shall (nor shall they permit any of their affiliates to) directly or indirectly, solicit, initiate or encourage any inquiries or the making of any proposals from, engage or participate in any negotiations or discussions with, provide any confidential information or data to, or enter into (or authorize) any agreement or agreement in principle with any person or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any substantial part of the assets, properties, or the Business or the Company Shares, whether by merger, purchase of capital stock or assets or otherwise.

     9.05.  NOTIFICATION OF CERTAIN MATTERS.  Each party shall give prompt
            -------------------------------
notice to the other parties hereto of: (i) any event or circumstance with regard to such party that has resulted or may result in any representation or warranty of such party made herein being untrue in any material respect or in the failure of such party to satisfy any of its conditions specified in Article
                                                                        -------
X, or (ii) any event which, so far as reasonably can be foreseen at the time of
- -
its occurrence, is reasonably likely to result in any material adverse effect on such party. Each party hereto shall give prompt notice to the other parties hereto of any notice or other communication from any third party alleging that the consent of such third party not disclosed herein is or may be required in connection with the transactions contemplated by this Agreement.

     9.06.  POOLING OF INTERESTS.  No member of the Seller Group shall take or
            --------------------
cause to be taken any action that would disqualify the business combination to be effected by this Agreement as a "pooling of interests" for accounting purposes and shall take all action required to be taken by them in order for the business combination to be effected by this Agreement to qualify as a "pooling of interests", so long as such actions are not in any material respect inconsistent with the economics of the transactions contemplated by this Agreement.

     9.07.  FULFILLMENT OF AGREEMENTS; REQUIRED AUTHORIZATIONS.  USF and
            --------------------------------------------------
Acquisition, on the one hand, and the Trust, the Stockholders and Zimpro, on the other hand, shall each use their respective best efforts to cause all of the conditions to the obligations of the other under Article X that are not beyond
                                                 ---------
their reasonable control to be satisfied on or prior to the Closing and shall use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Other Agreements. Without limiting the effect of the foregoing, each party hereto shall, and LEH shall cause the Company to, use its best efforts to give or obtain, as promptly as practicable, all Required Authorizations (as hereinafter defined) required to be given or obtained by it, respectively, to permit the consummation of the Merger and the other transactions contemplated by this Agreement and to realize the respective benefits to each party contemplated hereby. "Required Authorizations" means, with respect to any person, (i) all consents, authorizations, approvals or other orders or actions of, or filings or registrations with, any national, local or foreign governmental authority or agency, (ii) board and, if required, stockholder approval, or approval of any other governing person, group or entity, (iii) all notices, permits, approvals, consents, qualifications, waivers or other actions of third parties under any lease, note, mortgage, indenture, loan agreement, other agreement or other instrument or under any other third-party franchise, license or permit, including the consent of institutional lenders, and (iv), to the extent not otherwise addressed above, the consents referred to in Schedule 5.06. Without
                                                       -------------
limiting the generality of the foregoing, LEH shall, and Zimpro shall cause each Subsidiary to, use its best efforts to obtain all approvals or consents of any person needed in order that the Contracts continue in full force and effect under the same terms and conditions currently in effect following the consummation of the Merger and the other transactions contemplated by the Agreement, and USF, Zimpro and LEH shall use their respective best efforts to obtain the letters from KPMG Peat Marwick LLP and Ernst & Young LLP concerning pooling of interests referred to in Section 10.01(j). Notwithstanding the
                                    ----------------
foregoing, the Hancock Fund shall have no obligation to cause, or liability for the failure or inability of, the Company to obtain any Required Authorizations or otherwise satisfy any of the Closing conditions of the Company or the Landegger Group contained in this Agreement.

     9.08.  THE HSR ACT.  Without limiting the effect of Section 9.07,
            -----------                                  ------------
the parties hereto shall file promptly with the Federal Trade Commission notifications required under the HSR Act. The parties hereto shall not intentionally or negligently delay submission of information requested by the Federal Trade Commission or the Antitrust Division of the Department of Justice under the HSR Act and shall use their respective best efforts promptly to supply, or cause to be supplied, such information and shall use their respective best efforts to obtain early termination of the applicable waiting period.

     9.09.  PUBLICITY.  Prior to the Closing, no member of the
            ---------

Seller Group, USF or any of their affiliates, representatives or agents shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any stock exchange to which a party is subject, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made. The parties hereto shall mutually agree on the substance of any press releases concerning either the execution of this Agreement or the consummation of the transactions contemplated hereby to be disseminated to the public by the Seller Group, USF or any of their affiliates, representatives or agents on or about the date of the execution of this Agreement or on the Closing Date, as the case may be.

     9.10.  AFFILIATE AGREEMENTS; RULE 145.  Subject to waiver by USF at its
            -------------------- ----------
sole discretion:

     (a)    ZIMPRO AFFILIATE POOLING AGREEMENTS.  Each Stockholder severally
            -----------------------------------
shall use its best efforts to cause each person (within the meaning of Rule 145) who is an "affiliate" of Zimpro within the meaning of Rule 145 ("Rule 145 ")
of the rules and regulations promulgated by the SEC under the Securities Act (which shall include executive officers and directors, each such person, a "Zimpro Affiliate") to enter into a Zimpro Affiliate Pooling Agreement with
USF, effective as of the Effective Time (the "Zimpro Affiliate Pooling Agreement"), in the form of Exhibit F, providing, among other things, that such
                            ---------
persons shall not transfer the USF Common Shares received as Merger Consideration or as part of the Hancock Debt Repayment Share following the Effective Time except as provided therein. If the Hancock Fund desires to distribute any such USF Common Shares to its partners at a time when the transfer restrictions contained therein would be executory in accordance with the terms thereof, then the Hancock Fund shall first cause each such partner to execute and deliver a Zimpro Affiliate Pooling Agreement.

     (b)    USF AFFILIATE POOLING AGREEMENTS. USF shall cause each person who is
            --------------------------------
an "affiliate" of USF within the meaning of Rule 145 (which shall include executive officers and directors, each such person, a "USF Affiliate") to enter into a USF Affiliate Pooling Agreement with USF, effective as of the Effective Time (the "USF Affiliate Pooling Agreement"), in the form of Exhibit G,
                                                             ---------
providing, among other things, that such persons shall not transfer their USF Common Shares following the

Effective Time except as provided therein.

     (c)    RULE 145 RESTRICTIONS.  If the Hancock Fund desires to distribute
            ---------------------
any Hancock Debt Repayment Shares to its partners, the Hancock Fund shall first cause each such partner to deliver to USF agreements to USF's satisfaction that there shall be a valid private placement of the Hancock Debt Repayment Shares from USF to the Hancock Fund and to its partners and that such shares shall not be sold by any such partner in violation of Rule 145.

     9.11.  CERTAIN TRUST AGREEMENTS.  USF shall use its best efforts
            ------------------------
without incurring any costs to assume the Trust's obligations under the agreements identified in Schedule 9.11. In the event that USF is unable to do
                         -------------
so, USF shall indemnify and hold the Trust harmless from and against any obligations of the Trust under such agreements provided that the Trust comply with the terms thereof.

     9.12.  PERFORMANCE BONDS.  USF shall within a reasonable time after the
            -----------------
Closing Date replace the performance bonds identified on Schedule 9.13 if
                                                         -------------
commercially practical.  Without limiting USF's rights under Article XII, USF
                                                             -----------
shall indemnify and hold harmless LEH, the Trust and Hancock Fund with respect to any draw under any such performance bonds after Closing.

     9.13.  ZIMPRO 401(K) PLAN.  No later than the day prior to the Closing,
            ------------------
the Landegger Group shall cause Zimpro to terminate the Zimpro 401(k) Plan effective as of such date. Incident to such termination of the Zimpro 401(k) Plan, to the extent necessary the Zimpro 401(k) Plan will be amended to provide for the making of lump sum distributions to those Zimpro 401(k) Plan participants who elect, with spousal consent where necessary, to obtain their account balances in the form of lump sum distributions which the participants shall have the right, through direct rollovers, to roll over to the trust fund under the USF 401(k) Plan. The Landegger Group shall take all appropriate steps to request the IRS to issue a favorable determination letter with respect to the termination of the Zimpro 401(k) Plan, and the final distribution of the assets under the Zimpro 401(k) Plan shall not be made until such a favorable determination letter is received from the IRS. In addition, prior to the Closing, the Landegger Group shall cause the Company to update the Zimpro 401(k) Plan and the Zimpro 401(k) Plan's Summary Plan Description to reflect all of the current requirements under the Code, including current Treasury Regulations; the current investment alternatives available to participants and their ability to self-direct their investments under the Zimpro 401(k) Plan; and the change in participant reports from semi-annually to quarterly; and the revised Summary

Plan Description shall be distributed to all affected participants and filed with the appropriate office of the U.S. Department of Labor in Washington, DC as required by applicable law.

                                   ARTICLE X
                      CONDITIONS TO CLOSING; TERMINATION
                      ----------------------------------

     10.01.  CONDITIONS PRECEDENT TO OBLIGATIONS OF USF.  The obligations of
             ------------------------------------------
USF and Acquisition to proceed with the Merger and the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by USF or Acquisition at their option):

     (a)  BRINGDOWN OF REPRESENTATIONS AND WARRANTIES.  Subject to Section
          -------------------------------------------              -------
10.04(c), each of the representations and warranties of the Seller Group
- --------
contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date except to the extent that such representations and warranties were made as of a specified date (and as to such representations and warranties the same shall have been true and correct in all material respects as of such specified date and as of the Closing Date shall continue to be true and correct in all material respects).

     (b)  BRINGDOWN OF COVENANTS.  Each member of the Seller Group and Zimpro
          ----------------------
shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing.

   (c)  LITIGATION.  No order of any governmental body shall be in effect
        ----------
that restrains or prohibits the Merger or the other transactions contemplated hereby or that would limit or adversely affect USF's ownership of the Surviving Corporation, and there shall not have been threatened, nor shall there be pending, any action or proceeding challenging any of the Merger and the other transactions contemplated by this Agreement or the Other Agreements or seeking monetary relief by reason of the consummation of such transactions.

   (d)  NO CHANGES OR DESTRUCTION OF ASSETS.  Subject to Section 10.04(c),
        -----------------------------------              ----------------
between the date hereof and the Closing Date, there shall have been no material adverse change (regardless of insurance coverage therefor) in the assets, properties, Business, results of operations, liabilities, prospects or condition

(financial or otherwise) of the Company.

     (e)  CLOSING CERTIFICATE AND DOCUMENTS.  Each Stockholder and Zimpro,
          ---------------------------------
severally, shall have delivered a certificate, dated the Closing Date, in such detail as USF shall request certifying to the fulfillment by that person of the conditions set forth in subparagraphs (a), (b) and (c) of this Section 10.01
                                                               -------------
applicable to it. Such certificates shall constitute a representation and warranty of the person providing such certificate with regard to the matters therein for purposes of this Agreement. USF shall also have received the other documents referenced in Section 10.03(a).
                        ----------------

     (f)  TRANSFER AGREEMENT.  The Transfer Agreement shall have been executed
          ------------------
and delivered by each member of the Seller Group.

     (g)  INDEMNITY ESCROW AGREEMENTS.  The General Indemnity Escrow Agreement
          ---------------------------
substantially in the form of Exhibit H (the "General Indemnity Escrow
                             ---------
Agreement") and the Special Indemnity Escrow Agreement (as defined in Section
                                                                      -------
12.02(c)) shall have been executed and delivered by all parties thereto.
- --------

     (h)  REQUIRED AUTHORIZATIONS.  All Required Authorizations necessary for
          -----------------------
the consummation of the Merger and the other transactions contemplated by this Agreement and the Other Agreements shall have been obtained; provided, however,
                                                             --------  -------
that the consent of FNB shall not be a condition to the obligation of USF or Acquisition to proceed with the Merger. Without limiting the foregoing, (i) any applicable waiting period (and any extension thereof) required under any law to consummate the Merger and the other transactions contemplated by this Agreement and the Other Agreements shall have expired or been terminated without any indication by the relevant governmental body, such as the Federal Trade Commission or the Justice Department, that it intends to take any further action, (ii) the Company shall have complied in all respects with any applicable state ECRA or similar applicable statutes in other states, and (iii) neither USF nor the Surviving Corporation shall have any continuing liability or obligation with respect to the matters contained in clause (ii) immediately preceding as a result of the consummation of the Merger and the other transactions contemplated hereby.

     (i)  RESIGNATION OF OFFICERS AND DIRECTORS.  Each director and officer
          -------------------------------------
of the Company shall have tendered his or her written resignation from such position with the Company effective as of the Closing.

     (j)  POOLING OF INTERESTS.  There shall have been no changes in any
          --------------------
circumstances after the date hereof, and there shall exist
no facts inconsistent with the assumptions underlying the proposed opinion letters of Ernst & Young LLP and KPMG Peat Marwick LLP attached hereto as
Exhibit I, that would in either case prevent the parties hereto from treating
- ---------
the Merger as a pooling of interests for financial accounting purposes, and the opinion letter of Ernst & Young LLP attached hereto Exhibit I shall have been
                                                    ---------
executed and delivered in final form by Ernst & Young LLP to USF.

     (k)  AFFILIATE AGREEMENTS.  USF shall have received the Zimpro Affiliate
          --------------------
Pooling Agreements and the USF Affiliate Pooling Agreements, duly executed by all parties thereto.

     (l)  TERMINATION AGREEMENTS.  Each of the parties thereto and the Company
          ----------------------
shall have entered into appropriate termination agreements providing for, among other things, the termination of each of the agreements between the Company and the Stockholders identified on Schedule 10.01(l) ("Termination Agreements")
                               -----------------
with no liability by the Surviving Corporation to any other party thereto.

     (m)  PRIVATE PLACEMENT; RULE 145.  USF shall be satisfied that there shall
          ---------------------------
be a valid private placement of the USF Common Shares to be delivered pursuant to the Merger under Rule 506 under the Securities Act and under any applicable state securities laws, including representations or questionnaires or both from Mr. Carl C. Landegger to the effect that he has such knowledge and experience in financial and business matters that would permit him to be capable of evaluating on behalf of the Trust the merits and risks of an investment in the USF Common Shares. USF shall receive agreements from the Hancock Fund in form substantially similar to that previously provided to the Hancock Fund by USF that such shares shall not be sold in violation of Rule 145.

     (n)  AUDITED 12-31-95 BALANCE SHEET.  The Company's consolidated balance
          ------------------------------
sheet at December 31, 1995, as audited by Ernst & Young LLP, without opinion qualification, other than a possible going concern qualification (the "Audited 12-31-95 Balance Sheet"), shall have been delivered to USF, and the difference between the stockholders' equity of the Company as shown in the Audited 12-31-95 Balance Sheet and as shown on the Unaudited 12-31-95 Balance Sheet shall not be greater than $1 million.

     (o)  PRECLOSING OF M&I BANK DEBT REPAYMENT.  A preclosing shall have been
          -------------------------------------
fully completed for repayment of all indebtedness owed by the Company to M&I Bank, including pay-off letters and documentation for full releases by M&I Bank of all such indebtedness to and all Encumbrances held by M&I Bank, in anticipation of full repayment of such indebtedness on the Closing Date immediately after the Effective Time, provided that USF gives adequate assurance to M&I Bank for any outstanding letters of credit under Zimpro's letter of credit facility and other assurances for uncleared checks.

     (p)  CERTAIN SUBSIDIARIES.  Zimpro Environmental Systems, Inc. shall have
          --------------------
been dissolved.

     (q)  TITLE INSURANCE; SURVEY.  USF shall have received title insurance
          -----------------------
from Chicago Title Insurance Company and surveys from a reputable surveyor, at USF's cost, of all Real Property owned by the Company containing no material exceptions or limitations reasonably deemed unacceptable to USF.

     (r)  LISTING OF USF COMMON SHARES.  The USF Common Shares to be delivered
          ----------------------------
as the Merger Consideration and as the Hancock Debt Repayment Shares shall have been listed on the New York Stock Exchange.

     (s)  [not used]

     (t)  SEVERANCE AND OTHER ISSUES.  All written employment agreements to
          --------------------------
which Zimpro is a party shall be terminated as of the Effective Time without any severancey obligation or payment to any employee.

     (u)  THIRD PARTY INDEBTEDNESS.  The Third Party Indebtedness shall not
          ------------------------
exceed $2,050,000. "Third Party Indebtedness" hereunder means indebtedness (principal plus interest, but not reimbursement obligations with respect to letters of credit that have not been drawn down) of Zimpro to M&I Bank and to the Michigan-Tech Group (defined below). "Michigan-Tech Group" means those persons, or their successors or assigns, identified as a "Seller" or a "Shareholder" in that certain Asset Purchase Agreement dated June 29, 1990 among the parties then identified as Zimpro/Passavant, Inc., a Wisconsin corporation, Enviroscan, Inc., a Wisconsin corporation, The Ventures Group, Inc., a Michigan corporation, Michigan Tech Ventures, Inc., a Wisconsin corporation, and Landegger Environmental Systems, Inc., a Wisconsin corporation. Third Party Indebtedness shall not include the royalty payable under the Royalty Agreement dated June 29, 1990 among certain members of the Michigan-Tech Group and Zimpro, copies of which agreements have been delivered by Zimpro to USF.

     (v)  RETURN OF HANCOCK DEBT INSTRUMENTS AND RELEASES.  The Hancock Fund
          -----------------------------------------------
shall have delivered to Zimpro all outstanding promissory debt instruments evidencing the Hancock Debt marked "cancelled", and Hancock shall have delivered releases of any and all Encumbrances it shall have against the Company.

     10.02. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE STOCKHOLDERS.
            -----------------------------------------------------------
The obligations of the Stockholders and Zimpro to proceed with the Merger and the Closing hereunder are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by the Stockholders at the Stockholders' option):

     (a)  BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS.  Each of the
          ------------------------------------------------------
representations and warranties of USF and Acquisition contained in this Agreement shall be true and correct in all material respects on, as of, and with reference to the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date except to the extent that such representations and warranties were made as of a specified date (and as to such representations and warranties the same shall have been true and correct in all material respects as of such specified date and as of the Closing Date shall continue to be true and correct in all material respects). Each of USF and Acquisition shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing.

     (b)  LITIGATION.  No order of any governmental body shall be in effect
          ----------
that restrains or prohibits the Merger or the other transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding challenging any of the Merger or the other transactions contemplated by this Agreement or the Other Agreements or seeking monetary relief by reason of the consummation of such transactions.

     (c)  CLOSING CERTIFICATE.  Each of USF and Acquisition shall have
          -------------------
delivered a certificate, dated the Closing Date, in such detail as the Stockholders shall request certifying to the fulfillment of the conditions set forth in subparagraphs (a) and (b) of this Section 10.02. Such certificate
                                           -------------
shall constitute a representation and warranty of USF and Acquisition with regard to the matters therein for purposes of this Agreement. The Stockholders shall also have received the other Closing Documents referred to in Section
                                                                    -------
10.03(b) and (c).
- --------     ---

     (d)  TRANSFER AGREEMENT.  USF shall have executed and delivered the
          ------------------
Transfer Agreement.

     (e)  REQUIRED AUTHORIZATIONS.  All Required Authorizations necessary for
          -----------------------
the consummation of the Merger and the other transactions contemplated by this Agreement and the Other Agreements shall have been obtained; provided, however,
                                                             --------  -------
that the consent of M&I Bank and the institutional lenders of the Trust and Black Clawson shall not be a condition to the obligation of the Stockholders or Zimpro to proceed with the Merger, provided that the institutional lenders of the Trust or Black Clawson shall have no recourse against the Surviving Corporation or USF for the failure to obtain any such consent; provided,
                                                               --------
further, that the consents identified on Schedule 5.06, other than the consent
- -------                                  -------------
of the Wisconsin Department of Natural Resources, shall also not be a condition to the obligation of the Stockholders or Zimpro to proceed with the Merger. Without limiting the foregoing, any applicable waiting period (and any extension thereof) required under any law to consummate the Merger and the other transactions contemplated by this Agreement and the Other Agreements shall have expired or been terminated without any indication by the relevant governmental body, such as the Federal Trade Commission or the Justice Department, that it intends to take any further action.

     (f)  NO CHANGE OR DESTRUCTION OF ASSETS.  Between the date hereof and the
          ----------------------------------
Closing Date, there shall have been no material adverse change (regardless of insurance coverage therefor) in the assets, properties, business, results of operations, liabilities, condition or prospects (financial or otherwise) of USF as a whole.

     (g)  [not used]

In addition, if, at any proposed Closing date, all other Closing conditions identified in this Section 10.02 shall have been satisfied and yet Excess M&I
                   -------------
Bank Debt, a Hancock Interest Arrearage or a Bringdown Adjustment would exist for purposes of calculating the Exchange Ratio under Section 3.01(c) if a
                                                     ---------------
Closing were to be held on such date, after the exercise by Zimpro and the Landegger Group of their best efforts to avoid such occurrences, then the Stockholders may defer Closing up to, but no later than, July 31, 1996, so long as Zimpro and the Landegger Group shall continue to use their best efforts to cause Excess M&I Bank Debt, a Hancock Interest Arrearage and a Bringdown Adjustment not to occur. The existence of Excess M&I Bank Debt, a Hancock Interest Arrearage or a Bringdown Adjustment in the computation of the Exchange Ratio under Section 3.01(c) shall not permit the Stockholders to defer Closing
            ---------------
after July 31, 1996.

     10.03. DELIVERIES AND PROCEEDINGS AT CLOSING.
            -------------------------------------

     (a)  DELIVERIES BY THE STOCKHOLDERS.  The Stockholders shall deliver or
          ------------------------------
cause to be delivered to USF and Acquisition at the Closing:

               (i) Certificates representing the outstanding shares of capital stock of the Subsidiaries, together with the stock ledgers, minute books and seals of the Subsidiaries;

               (ii) Good Standing certificates of each Stockholder and Black Clawson in Ohio and Zimpro in Wisconsin and each Subsidiary in the jurisdiction of formation as of a date within 15 business days prior to the Closing Date (or 25 business days in the case of the international Subsidiaries);

               (iii) Incumbency and specimen signature certificates signed by the signatories hereof of the Seller Group and Zimpro and certified by an appropriate officer thereof;

               (iv) True and correct copies of the Governing Documents (other than the by-laws) of the Company since the date of its incorporation certified by the Secretary of State of the applicable state or country of incorporation, and the by-laws of the Company certified by the Secretaries of each;

               (v) The opinion of Morrison Cohen Singer & Weinstein, LLP, legal counsel to LEH, Black Clawson and the Trust in substantially the form of Exhibit J;
- ---------

               (vi) The opinion of G. Perry Anderson, legal counsel to Zimpro, in substantially the form of Exhibit K;
                             ---------

               (vii) The opinion of Sheehan Phinney Bass + Green, Professional Association, legal counsel to the Hancock Fund, in substantially the form of

Exhibit L;
- ---------

               (viii) A general release of liability and claims, other than as set forth herein or in any Other Agreement, by the Seller Group in favor of Zimpro; and

               (ix) Such other agreements and documents as USF may reasonably request.

     (b)  DELIVERIES BY USF.  USF shall deliver or cause to be delivered to
          -----------------
the Stockholders at the Closing:

               (i)    the Merger Consideration in accordance with Section
                                                                  -------
3.03(b);
- -------

               (ii) Good Standing certificate of USF and Acquisition in each company's state of incorporation as of a date within 15 business days prior to the Closing Date;

               (iii) Incumbency and specimen signature certificates signed by the officers of USF and Acquisition and certified by the Secretary of each;

               (iv) True and correct copies of the Governing Documents (other than the by-laws) of USF and Acquisition since the date of its incorporation certified by the Secretary of State of the state of its incorporation and by-laws of USF and Acquisition certified by the Secretary of each;

               (v) Resolutions of the Board of Directors of USF and Acquisition authorizing the execution and delivery of this Agreement and the performance of the Merger and the other transactions contemplated hereby certified by the Secretary of each;

               (vi) The opinion of Damian C. Georgino, General Counsel to USF, in substantially the form of Exhibit M;
                             ---------

               (vii) A general release of liability and claims, other than as set forth herein or in any Other Agreement, by Zimpro in favor of the Seller Group and Zimpro's directors; and

               (viii) Such other agreements and documents as the Seller Group may reasonably request.

     (c)  DELIVERIES TO THE HANCOCK FUND.  USF shall deliver to the Hancock
          ------------------------------
Fund (i) certificates representing the Hancock Debt Repayment Shares registered in the names and allocable between each Hancock Fund as shall be directed by the Hancock Fund in a writing to be delivered by the Hancock Fund to USF at least ten days prior to Closing and (ii) the executed Share Disposition Agreement. In addition, as contemplated by Section 3.06, the Surviving Corporation shall
                             ------------
deliver to the Hancock Fund $1 million in immediately available federal funds by wire transfer in accordance with wire transfer instructions and allocated between each Hancock Fund as shall be directed by the Hancock Fund in a writing to be delivered by the Hancock Fund to USF at least ten days prior to Closing.

     10.04. TERMINATION; EFFECT OF TERMINATION; SPECIAL CIRCUMSTANCES.
            ---------------------------------------------------------

     (a)  TERMINATION.  This Agreement may be terminated and the Merger
          -----------
abandoned at any time prior to Closing by: (i) mutual
consent of Acquisition and Zimpro, by action of their respective Boards of Dire ctors; (ii) subject to Section 10.04(c), USF and Acquisition, by action of
                       ----------------
Acquisition's Board of Directors, if any of the conditions specified in Section
                                                                        -------
10.01 shall not have been fulfilled by the time required under Section 1.02
- -----                                                          ------------
shall not have been waived by USF or Acquisition; or (iii) Zimpro, by action of its Board of Directors or by the Stockholders, if any of the conditions specified in Section 10.02 shall not have been fulfilled by the time required
             -------------
under Section 1.02 and shall not have been waived by the Stockholders.
      ------------

     (b)  EFFECT OF TERMINATION.  In the event of termination of this
          ---------------------
Agreement as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of either USF, Acquisition, the Stockholders or Zimpro or their respective officers, directors or partners, except for liabilities of a party hereto arising from a breach of this Agreement by such party that led to such termination, under which circumstances the obligations of the parties set forth in Sections 11.01, 12.02(d), 12.03(b), 12.09 and 13.02 and
                         ---------------------------------------------------
the Confidentiality Agreement referred to in Section 13.07 shall survive such
                                             -------------
termination. Notwithstanding the foregoing, in the event that this Agreement is terminated by one party hereto pursuant to clause (ii) or (iii) of the first sentence of Section 10.04(a) solely as a result of a breach by another party
            ----------------
hereto of a representation or warranty of such other party as of a date after the date of this Agreement, which breach could not have been reasonably anticipated by such other party and was beyond the reasonable control of such other party, then the remedy of the party terminating this Agreement against the breaching party shall be limited solely to recovery of all of such party's costs and expenses incurred in connection herewith.

     (c)  SPECIAL CIRCUMSTANCES.
          ---------------------

               (i)  FAILURE OF BRINGDOWN NOT HAVING MATERIAL EFFECT.  Except as
                    -----------------------------------------------
provided in clause (ii) below, in the event that the condition in Section
                                                                  -------
10.01(a) shall not have been satisfied, but, nevertheless, the facts and
- --------
circumstances giving rise to such failure would not in all reasonable likelihood either have an adverse effect on the ability of the Company to operate the Business in the future in any material respect in the same manner as currently operated or otherwise adversely affect the financial condition or prospects of the Business in any material respect, and the financial impact of such facts and circumstances may be reasonably determined to be equal to or less than $100,000, then the condition set forth in Section 10.01(a) shall be deemed to have been
                                ----------------
met.  Closing under circumstances described in this Section 10.04(c)(i) shall
                                                    -------------------
not be deemed a
waiver by USF of its remedies under Article XII for any USF
                                    -----------
Damages.

               (ii)  FAILURE OF BRINGDOWN HAVING MATERIAL EFFECT - MERGER
                     ----------------------------------------------------
CONSIDERATION REDUCTION.  In the event that any condition in Section 10.01(a)
- -----------------------                                      ----------------
shall not have been satisfied and the facts and circumstances giving rise to such failure would in all reasonable likelihood either have an adverse effect on the ability of the Company to operate the Business in the future in any material respect in the same manner as currently operated or otherwise adversely affect the financial condition or prospects of the Business in any material respect, and the financial impact of such facts and circumstances may be reasonably determined to be less than $500,000 but more than $100,000, then the condition set forth in Section 10.01(a) shall be deemed to have been met, but there will
             ----------------
be a "Bringdown Adjustment" in accordance with Section 3.01(i), and the
                                               ---------------
"Bringdown Adjustment Amount" shall equal the amount so reasonably determined. The limitations in this Section 10.04(c)(ii) and in Section 10.04(c)(i) shall
                        --------------------        -------------------
not apply to fraud or intentional, willful, knowing or negligent misrepresentation of any of the Stockholders' representations and warranties.

               (iii) FAILURE OF BRINGDOWN HAVING MATERIAL EFFECT - WALK-AWAY
                     -------------------------------------------------------
RIGHT.  In the event that the condition in Section 10.01(a) shall not have been
                                           ----------------
satisfied and the facts and circumstances giving rise to such failure would in all reasonable likelihood either have an adverse effect on the ability of the Company to operate the Business in the future in any material respect in the same manner as currently operated or otherwise adversely affect the financial condition or prospects of the Business in any material respect, and the financial impact of such facts and circumstances may be reasonably determined to be equal to or greater than $500,000, then USF and Acquisition shall have the right to either waive such condition or terminate this Agreement in accordance with Section 10.04(a).
     ----------------

                                  ARTICLE XI
                         CERTAIN ADDITIONAL AGREEMENTS
                         -----------------------------

     11.01. COSTS AND EXPENSES.  USF and the Stockholders shall each pay all
            ------------------
their own expenses, and the Stockholders (and not the Company), on a pro rata basis based upon the USF Common Shares received by each Stockholder as Merger Consideration, shall pay for all of the expenses of the Company, incurred in connection with this Agreement, the Merger and the transactions contemplated hereby, including accounting, legal and appraisal fees; provided, however, that
                                                        --------  -------
(i) USF, on the one hand, and the Stockholders, on a pro rata basis based upon the USF Common Shares received by each Stockholder as Merger Consideration, on the other hand, shall each pay one-half of the fees and expenses of the Escrow Agent; and (ii) Zimpro may pay up to $50,000 in accounting, legal and appraisal fees incurred in connection with this Agreement, the Merger and the transactions contemplated hereby.

     11.02. COVENANT NOT TO COMPETE.
            -----------------------

     (a)  COVENANT.  Except for the Landegger Group's ownership interest in
          --------
USF, from and after the Closing Date, the Landegger Group shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, stockholder, partner or otherwise with, any business conducting business under any name similar to the name of the Company or USF. Except for the Landegger Group's ownership interest in USF, for a period of five years from and after the Closing Date, the Landegger Group shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected as an officer, employer, stockholder, partner or otherwise with, any business that at any relevant time during such period directly or indirectly competes with USF, the Surviving Corporation or their affiliates in connection with the Business anywhere in the world. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not be a violation of this Section.

     (b)  ENFORCEMENT.  The restrictive covenant contained in this Section is a
          -----------
covenant independent of any other provision of this Agreement and the existence of any claim that any member of the Landegger Group may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. The Landegger Group agrees that USF's remedies at law for any breach or threat of breach by the Landegger Group of the provisions of this Section will be inadequate, and that USF shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which USF may be entitled at law or equity. In the event of litigation regarding the covenant not to compete, the prevailing party in such litigation shall, in addition to any other remedies the prevailing party may obtain in such litigation, be entitled to recover from the other party its legal fees and out of pocket costs incurred by such party in enforcing or defending its rights hereunder. The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which USF seeks to enforce this covenant. Should any provision of this Section be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable.

                                  ARTICLE XII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                                INDEMNIFICATION
                                ---------------

     12.01. SURVIVAL OF REPRESENTATIONS.  All claims for damages made by
            ---------------------------
virtue of the representations, warranties and agreements herein or in any certificate or document furnished pursuant hereto by the parties hereto shall be made under, and subject to the limitations set forth in, this Article XII. The
                                                              -----------
representations and warranties set forth in Articles V, VI, VII and VIII are
                                            ----------------------------
cumulative, and any limitation or qualification set forth in any one representation and warranty therein shall not limit or qualify any other representation and warranty therein unless otherwise explicitly provided therein. The representations and warranties contained in Sections 8.07 and 8.10
                                                          -------------     ----
shall not survive Closing and are included herein solely as a condition to the obligations of the Stockholders and Zimpro to close. The representations and warranties contained in Articles V, VI, VII and VIII (other than those contained
                        ----------------------------
in Sections 8.07 and 8.10) shall survive Closing until the earlier of (i) the
   -------------     ----
issuance by USF's regularly employed independent public accountants of audited financial statements and accompanying audit report covering the first fiscal year of combined operations of USF and the Surviving Corporation and (ii) the 364th day after the Closing Date. Thereafter USF shall not be entitled to commence any claim against any member of the Seller Group for any breach of any representation or warranty herein or contained in any certificate or document furnished pursuant hereto.

     12.02. INDEMNIFICATION BY THE STOCKHOLDERS.
            -----------------------------------

     (a)  CLOSING OCCURS - BREACH OF REPRESENTATIONS AND WARRANTIES.  If the
          ---------------------------------------------------------
Closing shall occur, and subject to Sections 12.04 and 12.05, each member of the
                                    --------------     -----
Landegger Group and each Hancock Fund shall severally indemnify, defend, save and hold USF, the Surviving Corporation and their officers, directors, employees, agents and affiliates (collectively, "USF Indemnitees") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including attorneys' fees, interest, penalties, and all amounts paid in investigation, defense or settlement of any of the foregoing; collectively, "USF Damages") asserted against, imposed upon, resulting to or incurred by any USF Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from a breach of any of the representations and warranties made in Articles V, VI and
                                                              ----------  --
VII or otherwise made by such member the Seller Group in this Agreement, in any
- ---
certificate or document furnished pursuant hereto by such member of the Seller Group or any Other Agreement to which such member of the Seller Group is or is to become a party. Further, the Hancock Fund shall not be liable for breaches of any representations and warranties in Articles V or VII, and the Landegger
                                         ----------    ---
Group shall not be liable for breaches of any representations and warranties in

Articles VI.
- -----------

     (b)  CLOSING OCCURS - CONTRACT CLAIMS.  If the Closing shall occur, the
          --------------------------------
USF Indemnitees shall have a breach of contract claim against each such member of the Seller Group, severally as the case may be, for any USF Damages asserted against, imposed upon, resulting to or incurred by any USF Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from a breach or nonfulfillment of any of the covenants or agreements made by such member in or pursuant to this Agreement and in any Other Agreement to which such member is or is to become a party; provided, however, that in no event shall the Hancock
                         --------  -------
Fund be liable to the USF Indemnitees for USF Damages occasioned by the breach or non-fulfillment of any covenant or agreement made by the Company or other members of the Seller Group.

     (c)  CLOSING OCCURS - OTHER; SPECIAL ESCROW FUND; EXCLUSIVE REMEDY.  If
          -------------------------------------------------------------
the Closing shall occur, each member of the Landegger Group and each member of the Hancock Fund shall severally indemnify, defend, save and hold the USF Indemnitees harmless from and against any and all USF Damages asserted against, imposed upon or resulting to or incurred by any of USF Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from:

               (i)   the Waste Management dispute identified in Schedule 5.14 in
                                                               -------------
excess of $300,000;

               (ii)  the ACME dispute identified in Schedule 5.14 in excess of
                                                    -------------
$50,000;

provided, however, that the maximum liability of the Landegger Group and the
- --------  -------
Hancock Fund under this subsection (c) shall be limited to $1.2 million to be paid in accordance with Section 12.04. The obligations under this subsection
                        -------------
(c) shall be secured by that number of USF Common Shares equal to $1.2 million divided by the USF Common Share Value (the "Special Escrow Shares"), contributed pro rata by the Stockholders into escrow at the Effective Time to be held pursuant to an escrow agreement substantially similar to the General Indemnity Escrow Agreement, including the escrow term limitation identified therein (the escrow pursuant to this subsection (c), the "Special Indemnity Escrow Agreement") using the Escrow Agent as the escrow agent (the "Special Escrow Fund"). The USF Indemnitees' sole and exclusive remedy for any indemnification under this subsection (c) shall be the Special Escrow Fund. To the extent that USF Damages under this subsection (c) are in the aggregate less than the balance of the Special Escrow Fund upon termination of the Special Indemnity Escrow Agreement, such remaining Special Escrow Fund shall be distributed to the Stockholders, or their assignees, as provided in the Special Indemnity Escrow Agreement. Any indemnification claim out of the Special Escrow Fund shall be deemed to have been made on the basis of the proportion which the number of Special Escrow Shares contributed into escrow by or on behalf of such Stockholder, or its assignees, pursuant Section 3.03(a) bears to the total
                                        ---------------
number of Special Escrow Shares contributed into escrow by or on behalf of all Stockholders. The Special Escrow Shares shall be subject to adjustment, to the extent necessary, in a manner similar to that set forth in Section 3.05.
                                                           ------------

     (d)  CLOSING NOT OCCUR.  If there shall be no Closing, and subject to
          -----------------
the limitations contained in Section 10.04, the USF Indemnitees shall have a
                             -------------
breach of contract claim against each member of the Seller Group or Zimpro, severally as the case may be, for any USF Damages asserted against, imposed upon, resulting to or incurred by any USF Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from (i) a breach by such member of any representations or warranties made by such member in this Agreement, in any certificate or document furnished pursuant hereto by such member or any Other Agreement to which such member is or is to become a party, which breach led to the termination of this Agreement, and (ii) a breach or nonfulfillment of any of the covenants or agreements made by such member in or pursuant to this Agreement, which breach or nonfulfillment led to the termination of this Agreement; provided, however, that in no event shall the Hancock Fund be liable
           --------  -------
to the USF Indemnitees for USF Damages occasioned by the breach or non-fulfillment of any representation, warranty, covenant or agreement made by the Company or other members of the Seller Group.

     12.03  INDEMNIFICATION BY USF.
            ----------------------

     (a)  CLOSING OCCURS.  If the Closing shall occur, the Landegger Group and
          --------------
the Hancock Fund and their officers, directors, employees, affiliates and agents (collectively, "Stockholders' Indemnitees") shall have a breach of contract claim against USF and the Surviving Corporation for any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including attorneys' fees, interest, penalties, and all amounts paid in investigation, defense or settlement of any of the foregoing; collectively, "Stockholders' Damages") asserted against, imposed upon or resulting to or incurred by any of Stockholders' Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from (i) a breach of any of the representations and warranties made in Article VIII (other
                                                            ------------
than Sections 8.07 and 8.10) or otherwise by USF in this Agreement, in any
     -------------     ----
certificate or document furnished pursuant hereto by USF or any Other Agreement to which USF is or is to become a party, and (ii) a breach of any of the covenants or agreements made by USF or, after the Effective Time, the Surviving Corporation in or pursuant to this Agreement and in any Other Agreement to which USF or the Surviving Corporation is or is to become a party.

     (b)  CLOSING NOT OCCUR.  If there shall be no Closing, and subject to
          -----------------
Section 10.04, USF shall indemnify, defend, save and hold the Stockholders'
- -------------
Indemnitees harmless from and against any and all Stockholders' Damages asserted against, imposed upon or resulting to or incurred by any of Stockholders' Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from (i) a breach by USF of any representations or warranties made by it in this Agreement or in any certificate or document furnished pursuant hereto by USF or any Other Agreement to which USF is or is to become a party, which breach led to the termination of this Agreement, and (ii) a breach or nonfulfillment of any of the covenants or agreements made by it in or pursuant to this Agreement and in any Other Agreement to which it is or is to become a party, which breach or nonfulfillment led to the termination of this Agreement.

     12.04. LIMITATION ON INDEMNIFICATION; FORM OF PAYMENT.  After the
            ----------------------------------------------
Effective Time, no indemnification under Section 12.02(a) shall: (i) be
                                         ----------------
required to be made until the aggregate amount of USF Damages thereunder exceeds the Basket Amount, but once USF Damages exceed the Basket Amount, indemnification shall be made thereunder to the full extent of all USF Damages; or (ii) exceed the amount of the General Escrow Fund. After the Effective
Time, USF Damages under Sections 12.02(a) and 12.02(c) and Stockholders' Damages
                        -----------------     --------
under clause (i) of 12.03(a) shall be paid solely in the form of USF Common
             ---    --------
Shares which shall be valued for purposes hereof at the USF Common Share Value. All USF Damages and Stockholders' Damages (collectively "Damages"), other than USF Damages under Sections 12.02(a) and 12.02(c) and other than Stockholders'
                  -----------------     --------
Damages under clause (i) of 12.03(a), payable hereunder at any time shall be
                     ---    --------
paid in cash. Where insurance coverage is available against any claim that may otherwise be indemnifiable under this Article XII, the indemnified party shall present such claim to any applicable insurer and shall devote reasonable efforts to collect such coverage. Any consequential USF Damages shall not include losses attributable to lost business opportunities or application of Zimpro's assets that may be contemplated by USF, if any, of a nature that in either such case would extend beyond the scope and activity of the Business as conducted at the Effective Time. For purposes of this Agreement, the "Basket Amount" is $316,500.

     12.05.  GENERAL INDEMNITY ESCROW.
             ------------------------

     (a)  GENERAL ESCROW SHARES; GENERAL ESCROW FUND; EXCLUSIVE REMEDY.  As
          ------------------------------------------------------------
provided in Section 3.03(a), USF shall deliver the General Escrow Shares to PNC
            ---------------
Bank, National Association (the "Escrow Agent"), to be held in trust pursuant to the General Indemnity Escrow Agreement (such General Escrow Shares, together with all distributions made by USF with respect thereto, the "General Escrow Fund"). The USF Indemnitees' sole and exclusive remedy for any indemnification under Section 12.02(a) shall be the General Escrow Fund. To the extent that USF
      ----------------
Damages under Section 12.02(a) are in the aggregate less than the balance of the
              ----------------
General Escrow Fund upon termination of the General Indemnity Escrow Agreement, such remaining General Escrow Fund shall be distributed to the Stockholders, or their assignees, as provided in the General Indemnity Escrow Agreement. Any indemnification claim out of the General Escrow Fund shall be deemed to have been made on the basis of the proportion which the number of General Escrow Shares contributed into escrow by or on behalf of such Stockholder, or its assignees, pursuant Section 3.03(a) bears to the total number of General Escrow
                    ---------------
Shares contributed into escrow
by or on behalf of all Stockholders. The General Escrow Shares shall be subject to adjustment, to the extent necessary, in a manner similar to that set forth in
Section 3.05.
- ------------

     (b)  ALTERNATE ESCROW AGENT.  If the Escrow Agent refuses for any reason
          ----------------------
to execute and deliver the General Indemnity Escrow Agreement or the Special Indemnity Escrow Agreement on or prior to the Closing, the parties shall select another nationally recognized banking institution that does not hold deposits of any party hereto to serve as escrow agent thereunder.

     12.06.  NOTICE OF CLAIMS.  If any USF Indemnitees or the
             ----------------
Stockholders' Indemnitees (an "Indemnified Party") believes that it has suffered or incurred any Damages for which it is entitled to indemnification under this Article XII, such Indemnified Party shall so notify the party or
           -----------
parties from whom indemnification is being claimed (the "Indemnifying Parties") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Parties of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this Article XII except to the extent such failure is
                          -----------
actually prejudicial to the rights or obligations of the Indemnified Party or results in the giving of notice after the expiration of any applicable survival period.

     12.07.  THIRD PARTY CLAIMS.  The Indemnifying Party shall have the right
             ------------------
to conduct and control, through counsel of its choosing, any third party claim, action or suit, and the Indemnifying Party may compromise or settle the same; provided, however, that (i) the Indemnifying Party shall not thereby permit to
- --------  -------
exist any lien, encumbrance or other adverse charge upon any asset of the Indemnified Party; (ii) the Indemnifying Party shall not consent to any compromise or settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; and (iii) the Indemnifying Party shall permit the Indemnified Parties to participate in the defense of any such action or suit through counsel chosen by them; provided, however, that the Indemnifying Party
                                --------  -------
shall not pay such counsel fees if the Indemnified Parties participate in the defense of any such action or suit without the consent of the Indemnifying Party except in circumstances where the Indemnified Parties in good faith believe such participation is necessary to prevent additional liability or further losses to them. Notwithstanding the foregoing, the Indemnified Party shall have the right to conduct and control any third party claim involving a customer of significant importance to the surviving Corporation's future business (with respect to whom the Surviving Corporation must have either ongoing work or active proposals involving in excess of $350,000) or the Wisconsin Department of Natural Resources.

     12.08.  FEES AND EXPENSES.  Notwithstanding any other provision in
             -----------------
this Article XII, in the event of any dispute or controversy governed by this
     -----------
Article XII, the prevailing party in such dispute shall, in addition to any
- -----------
other remedies the prevailing party may obtain in such dispute, be entitled to recover from the other party all of its reasonable legal fees and out-of-pocket costs incurred by such party in enforcing or defending its rights hereunder.

     12.09.  FRAUD; WILLFUL BREACH.  Any limitations set forth in this Article
             ---------------------                                     -------
XII on the right of any party hereunder to indemnification hereunder shall not
- ---
apply to the extent that Damages are incurred by such party as the result of the fraud or the intentional breach of any representation, warranty or covenant of the other party; provided, however, that such limitations shall be inapplicable
                 --------  -------
only with respect to the party or parties responsible for committing such fraud or intentional breach, which party or parties shall be solely responsible to satisfy any such incremental indemnification obligation.

     12.10.  ASSIGNMENT OF MERGER CONSIDERATION.  USF acknowledges that,
             ----------------------------------
subject to the conditions contained herein, the USF Common Shares payable to the Hancock Fund as Merger Consideration may be distributed by the Hancock Fund to its partners. The Hancock Fund agrees that such distribution shall be subject to the claims, if any, of the USF Indemnitees against the General Escrow Shares and the Special Escrow Shares under the terms of this Agreement, the General Indemnity Escrow Agreement and the Special Indemnity Escrow Agreement, that the Hancock Fund shall retain the exclusive right and power to act for and on behalf of each Hancock partner in connection with the General Indemnity Escrow Agreement and the Special Indemnity Escrow Agreement and the General Escrow Shares and the Special Escrow Shares prior to delivery to any person of such shares by the Escrow Agent, that the USF Indemnitees may rely solely and exclusively on the Hancock Fund to act for and on behalf of the Hancock Limited Partners in all such matters, and that the Hancock Fund shall give the Hancock Limited Partners written notice of the agreement contained in this Section
                                                                   -------
12.10. Notwithstanding any such distribution, the Hancock Fund shall be entitled to exercise any rights it may have against USF and the Surviving Corporation in the name of and for the benefit of its partners.

     12.11.  HANCOCK REPRESENTATIVE.  Except as otherwise provided in the last
             ----------------------
sentence of Section 12.07, and not in limitation of Section 12.10, settlement by
            -------------                           -------------
the Surviving Corporation of any third-party claim payable out of the Special Escrow Fund or the General Escrow Fund is subject to the prior written approval of both Ronald P. Malaya and a representative designated in writing by the Hancock Fund, initially K. Deane Reade (the Hancock Representative"), as agents for all of the Stockholders, which consent shall not be unreasonably withheld, and any USF Indemnitee may rely exclusively upon such individuals for such approval on behalf of all Stockholders. This Section 12.11 is not intended to
                                              -------------
limit the rights of indemnification of any Indemnified Party or the obligations of any Indemnifying Party, but rather to prevent settlements of patently unreasonable amounts by the Surviving Corporation of any such claim in reliance upon the Special Escrow Fund or the General Escrow Fund. Any permissible withholding of such consent by Ronald P. Malaya and the Hancock Representative shall not excuse indemnification hereunder, but rather shall merely postpone such settlement (or ultimate judgment) until such time as such approval is granted pursuant to the terms hereof (or judgement is obtained).

                                 ARTICLE XIII
                                 MISCELLANEOUS
                                 -------------

     13.01.  CONSTRUCTION.  As used herein, unless the context otherwise
             ------------
requires: (i) references to "Article" or "Section" are to an article or section hereof; (ii) all "Exhibits" and "Schedules" referred to herein are to Exhibits and Schedules attached hereto and are incorporated herein by reference and made a part hereof; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof; and (v) the deadline for all deliveries and notices hereunder shall be determined by reference to the local time of the place such delivery or notice is properly made.

     13.02.  NOTICES.  All notices and other communications given or
             -------
made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second day after mailing, if sent by registered or certified mail, return receipt requested, (ii) upon delivery, if sent by hand delivery, (iii) when received, if sent by prepaid overnight carrier, with a record of receipt, or (iv) the first day after dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, return receipt requested), to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

     (i)  if to USF, Acquisition or the Surviving Corporation, to:

                 United States Filter Corporation
                 40-004 Cook Street
                 Palm Desert, CA  92211
                 Attention:  Chief Executive Officer
                 Telecopier:  (619) 341-9368

             with a copy to:

                 Damian C. Georgino, Esq.
                 Vice President, General Counsel and Secretary
                 United States Filter Corporation
                 40-004 Cook Street
                 Palm Desert, CA  92211
                 Telecopy: (619) 341-9368

   (ii)  if to the Company, to (see also clause (iv) below):

                 301 W. Military Rd.
                 Rothschild, WI  54474
                 Telecopy: 715-355-3205
                 Attn:  President

             with a copy to:

                 Peter Weinstein, Esq.
                 Morrison, Cohen, Singer & Weinstein, LLP
                 750 Lexington Avenue
                 New York, New York  10022
                 Telecopy: 212-735-8708

   (iii)  if to the Trust or LEH, to:

                 405 Lexington Avenue
                 New York, New York  10174
                 Telecopy: 212-916-8075

             with a copy to:

                 Peter Weinstein, Esq.
                 Morrison, Cohen, Singer & Weinstein, LLP
                 750 Lexington Avenue
                 New York, New York  10022
                 Telecopy: 212-735-8708

   (iv)  if to the Company or the Hancock Fund, to:

                 One Madison Avenue, Suite 25A
                 New York, New York  10010
                 Telecopy: 212-685-5260
                 Attn:  K. Deane Reade, Jr.

             with a copy to:

                 Alan L. Reische, Esq.
                 Sheehan Phinney Bass + Green
                 1000 Elm Street
                 P.O. Box 3701
                 Manchester, New Hampshire  03105-3701
                 Telecopy:  603-627-8121

Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

     13.03.  CURRENCY.  All currency references herein are to United
             --------
States dollars.

     13.04.  RISK OF LOSS.  Risk of loss to the Business and the assets of the
             ------------
Company shall remain with the Stockholders and the Company until the Effective Time.

     13.05.  ASSIGNMENT; GOVERNING LAW.  This Agreement and all the rights and
             -------------------------
powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto, without the prior written consent of the other parties hereto; provided,
                                                                       --------
however, that USF or its affiliates may collaterally assign its rights herein to
- -------
any commercial lending institution, and LEH shall, after the Effective Time, assign its rights and obligations hereunder to the Trust and Black Clawson as contemplated by Section 1.05. In addition, the Surviving Corporation may
                ------------
reincorporate in the State of Delaware, and the surviving corporation to that merger shall inure to the benefits and be subject to the obligations of the Surviving Corporation herein. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except that the provisions related to the Merger shall be governed by the State of Wisconsin.

     13.06.  AMENDMENT AND WAIVER; CUMULATIVE EFFECT.  Subject to the
             ---------------------------------------
applicable provisions of the WBCL, the parties may by mutual agreement amend this Agreement in any respect. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement where otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. Subjects to the express limitations contained herein, the rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

     13.07.  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.  This Agreement
             ----------------------------------------------
and the Schedules and Exhibits set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written; provided, however, that if the Closing shall not
                             --------  -------
occur, the Confidentiality Agreement between USF and Zimpro dated January 24, 1995 shall continue in full force and effect in accordance with it terms. This Agreement is not intended to confer upon any person other than the parties hereto (and their permitted successors and assigns) any rights or remedies hereunder, except the provisions of Sections 12.02 and 12.03 relating to USF
                                    ------------------------
Indemnitees and the Stockholders' Indemnitees who are intended to benefit from such indemnitees, and except as provided in Section 9.12.
                                            ------------

     13.08.  SEVERABILITY.  If any term or other provision of this Agreement is
             ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     13.09.  COUNTERPARTS.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          UNITED STATES FILTER CORPORATION


                                          By: /s/ Damian C. Georgino
                                              ----------------------
                                              Title: Vice President, General
                                                     -----------------------
                                                     Counsel Secretary
                                                     -----------------


                                          U.S. FILTER/ZIMPRO ACQUISITION CORP.

                                          By: /s/ Damian C. Georgino
                                              ----------------------
                                              Title: Vice President, General
                                                     -----------------------

                                          ZIMPRO ENVIRONMENTAL, INC.


                                          By: /s/ Ronald P. Malaya
                                              --------------------
                                              Title: President
                                                     ---------


                                          LANDEGGER ENVIRONMENTAL HOLDINGS, INC.


                                          By: /s/ Carl C. Landegger
                                              ---------------------
                                              Title: President
                                                     ---------


                                          JOHN HANCOCK CAPITAL GROWTH
                                          MANAGEMENT, INC., AS GENERAL
                                          PARTNER OF CAPITAL GROWTH PARTNERS
                                          LIMITED PARTNERSHIP, THE GENERAL
                                          PARTNER OF JOHN HANCOCK CAPITAL
                                          GROWTH FUND II LIMITED PARTNERSHIP


                                          By: /s/ K. Deane Reade
                                              ------------------
                                              Title: _______________________

                                          JOHN HANCOCK CAPITAL GROWTH
                                          MANAGEMENT, INC., AS GENERAL
                                          PARTNER OF GRAMERCY HILL PARTNERS
                                          LIMITED PARTNERSHIP, THE GENERAL
                                          PARTNER OF JOHN HANCOCK CAPITAL
                                          GROWTH FUND III LIMITED PARTNERSHIP


                                          By: /s/ K. Deane Reade
                                              ------------------
                                              Title:_________________________


                                          1990 LANDEGGER FAMILY TRUST


                                          /s/ Carl C. Landegger
                                          ---------------------
                                          By: Carl C. Landegger, Trustee


                                          THE BLACK CLAWSON COMPANY


                                          /s/ Carl C. Landegger
                                          ---------------------
                                          By: Carl C. Landegger

                        LIST OF SCHEDULES AND EXHIBITS
                        ------------------------------

Schedule 3.03(a)    Shares Deposited in Escrow
Schedule 5.04  Subsidiaries
Schedule 5.05  Foreign Qualifications
Schedule 5.06  Consents
Schedule 5.08  Undisclosed Liabilities
Schedule 5.09  No Changes
Schedule 5.10  Affiliated Group Matters
Schedule 5.11  Inventory
Schedule 5.12  Accounts Receivable
Schedule 5.13  Business; Assets
Schedule 5.14  Litigation
Schedule 5.15  Contracts
Schedule 5.17  Real Property
Schedule 5.18  Related Party Transactions
Schedule 5.19  Directors, Officers and Employees
Schedule 5.21  Products Liability; Warranties
Schedule 5.22  Insurance
Schedule 5.23  Intellectual Property Rights
Schedule 5.24  Employee Benefits
Schedule 5.25  Environmental Matters
Schedule 5.26  Customer Relations
Schedule 9.11  Certain Trust Agreements
Schedule 9.13  Performance Bonds
Schedule 10.01(l)   Termination Agreements

Exhibit A  Plan of Merger
Exhibit B  Articles of Merger
Exhibit C  Transfer Agreement
Exhibit D  Share Disposition Agreement
Exhibit E  Audited Financial Statements
Exhibit F  Zimpro Affiliate Pooling Agreement
Exhibit G  USF Affiliate Pooling Agreement
Exhibit H  General Indemnity Escrow Agreement
Exhibit I  Opinion of Ernst & Young LLP and KPMG Peat Marwick LLP
Exhibit J  Opinion of Morrison Cohen Singer & Weinstein, LLP
Exhibit K  Opinion of G. Perry Anderson
Exhibit L  Opinion of Sheehan Phinney Bass & Green
Exhibit M  Opinion of D.C. Georgino

                             LIST OF DEFINED TERMS
                             ---------------------

          Term                       Page
          -------------------------------
Agreement                                                        - 1 -
USF                                                              - 1 -
Acquisition                                                      - 1 -
Zimpro                                                           - 1 -
LEH                                                              - 1 -
Hancock Fund IIB                                                 - 1 -
Hancock Fund III                                                 - 1 -
Trust                                                            - 1 -
Black Clawson                                                    - 1 -
Companies                                                        - 1 -
Company                                                          - 1 -
Hancock Fund                                                     - 1 -
Stockholders                                                     - 1 -
Landegger Group                                                  - 1 -
Seller Group                                                     - 1 -
Code                                                             - 1 -
pooling of interests                                             - 1 -
Merger                                                           - 2 -
Surviving Corporation                                            - 2 -
WBCL                                                             - 2 -
Closing                                                          - 2 -
Closing Date                                                     - 2 -
Articles of Merger                                               - 2 -
Effective Time                                                   - 2 -
USF Common Shares                                                - 2 -
LEH                                                              - 3 -
Stockholder                                                      - 3 -
Zimpro Common Shares                                             - 4 -
Zimpro Preferred Shares                                          - 4 -
Zimpro Shares                                                    - 4 -
Merger Consideration                                             - 4 -
USF Common Share Value                                           - 4 -
General Escrow Shares                                            - 6 -
Transfer Agreement                                               - 7 -
Stock Adjustment Event                                           - 7 -
Hancock Debt Repayment Shares                                    - 8 -
Representative                                                   - 8 -
Representatives' knowledge                                       - 8 -
Other Agreements                                                 - 9 -
Governing Documents                                              - 9 -
Encumbrances                                                     - 9 -
blue sky                                                         - 9 -
Securities Rights                                                - 9 -
Securities Rights                                               - 10 -
Subsidiary Interests                                            - 10 -
Subsidiary                                                      - 10 -
M&I Bank                                                        - 10 -
Company Shares                                                  - 11 -
HSR Act                                                         - 11 -
Audited Financial Statements                                    - 11 -

          Term                       Page
          -------------------------------
12-31-95 Financial Statements                                   - 11 -
Financial Statements                                            - 11 -
GAAP                                                            - 11 -
12-31-95 Balance Sheet                                          - 11 -
Balance Sheet Date                                              - 11 -
Debt                                                            - 12 -
Permitted Encumbrances                                          - 13 -
Taxes                                                           - 13 -
Group                                                           - 14 -
foreign person                                                  - 14 -
Zimpro FS                                                       - 15 -
FSC                                                             - 15 -
Receivables                                                     - 15 -
Business                                                        - 16 -
Litigation                                                      - 16 -
Contracts                                                       - 17 -
Construction Contract                                           - 17 -
Laws                                                            - 17 -
Permits                                                         - 17 -
Real Property                                                   - 18 -
Related Party                                                   - 18 -
claims made                                                     - 20 -
occurrence                                                      - 20 -
Intellectual Property Rights                                    - 20 -
employee benefit plans                                          - 21 -
ERISA                                                           - 21 -
Benefit Plans                                                   - 21 -
Company Plans                                                   - 21 -
Company Group                                                   - 21 -
PBGC                                                            - 21 -
Company Group Plan                                              - 21 -
Company Group Plans                                             - 22 -
Qualified Plan                                                  - 22 -
Environmental Laws                                              - 24 -
Predecessor                                                     - 24 -
Real Property                                                   - 24 -
Hazardous Substances                                            - 24 -
Superfund                                                       - 24 -
Debt                                                            - 27 -
USF                                                             - 28 -
FNB                                                             - 28 -
pooling of interests                                            - 32 -
pooling of interests                                            - 32 -
Required Authorizations                                         - 32 -
affiliate                                                       - 33 -
Rule 145                                                        - 33 -
Zimpro Affiliate                                                - 33 -
Zimpro Affiliate Pooling Agreement                              - 33 -
USF Affiliate                                                   - 34 -
USF Affiliate Pooling Agreement                                 - 34 -

          Term                       Page
          -------------------------------
General Indemnity Escrow Agreement                              - 36 -
Termination Agreements                                          - 36 -
USF Indemnitees                                                 - 44 -
USF Damages                                                     - 44 -
Stockholders' Indemnitees                                       - 46 -
Stockholders' Damages                                           - 46 -
Damages                                                         - 47 -
Basket Amount                                                   - 47 -
Escrow Agent                                                    - 47 -
General Escrow Fund                                             - 47 -
Indemnified Party                                               - 47 -
Indemnifying Parties                                            - 47 -

                                      -3-